                                                                   EXHIBIT 10.36

UNITED STATES OF AMERICA
OFFSHORE LOUISIANA
BAY MARCHAND BLOCK 2 FIELD

                                FARMOUT AGREEMENT

THIS AGREEMENT, entered into effective August 15, 1998, is by and between Chevron U.S.A. Inc., a Pennsylvania corporation ("Farmoutor"), and Hughes-Rawls, L.L.C., a Delaware limited liability company
("Farmoutee"). The signers of this Agreement are hereinafter sometimes referred to individually as "Party" and collectively as "Parties".

                                   WITNESSETH:

For and in consideration of the mutual advantages and benefits accruing to the Parties hereto, the sufficiency of which is hereby acknowledged, the Parties hereby agree that this document (this "Agreement") shall constitute the agreement between Farmoutor and Farmoutee concerning the development of the Farmout Area:

1.        EXHIBITS
          Attached hereto, made a part hereof and incorporated herein by reference are certain Exhibits, as follows:

          1.1.     EXHIBIT A
                   Farmout Leases

          1.2.     EXHIBIT A-1
                   Outline of Farmout Area 1 (OCS)

          1.3.     EXHIBIT A-2
                   Outline of Farmout Area 2 (#60 Prospect in State of Louisiana Offshore)

          1.4.     EXHIBIT A-3
                   Outline of Farmout Area 3 (1500' B in State of Louisiana Offshore)

          1.5.     EXHIBIT A-4
                   Outline of Farmout Area 4 [Exploration Prospect (OCS)]

          1.6.     EXHIBIT A-5
                   Outline of Conditional Area (OCS)

          1.7.     EXHIBIT A-6
                   Outline of Excluded 4900' Reservoir "D" Area

          1.8      EXHIBIT A-7
                   Outline of Excluded 7300' Reservoir "00" Area

          1.9.     EXHIBIT A-8
                   Outline of Excluded Area Down to 7600' Lower Sand (OCS)

          1.10.    EXHIBIT A-9
                   Wells Available to Farmoutee

          1.11.    EXHIBIT B
                   Geological and Well Informational Requirements

          1.12.    EXHIBIT C
                   Tax Partnership Provisions

          1.13.    EXHIBIT D
                   Executive Order 11246

          1.14.    EXHIBIT E
                   Form of Assignment

          1.15.    CONFLICTS
                   In the event of conflict between the text of this Agreement and any of the Exhibits or any of the agreements to be entered into pursuant to this Agreement, this Agreement shall control.

2. DEFINITIONS

          2.1.     ADVERSE EVENTS
                   Deaths, injuries, illnesses, accidents, fires, explosions, ruptures, spills, pollution, instances of non-compliance, and incurred damages.

          2.2.     CONDITIONAL AREA
                   The area of Lease OCS 0166 within the bold, black outline on Exhibit A-5.

          2.3.     CONTRACT FEES
                   Subject to the further terms and limitations of Section 7, the Contract Fees are as follows:

                   2.3.1. $5,000 per calendar month per well, subject to annual COPAS adjustment pursuant to Section 7, for Contract Operations of each Farmout Well producing from the Earned Areas for all or any portion of such applicable month.

                   2.3.2. $500 per calendar month per well, subject to annual COPAS adjustment pursuant to Section 7, for Contract Operations of each Farmout Well completed in the Earned Areas by or on behalf of Farmoutee pursuant to this Agreement, but non-producing for all of such applicable month, and not plugged and abandoned (meaning the well itself is not abandoned and permanent cement surface plugs have not been set) prior to the end of such month, except that in the case of either (i) a Farmout Well on or from a surface structure hereafter installed to serve that well or (ii) a Farmout Well on or from a single well caisson, said fee shall apply until that well is permanently plugged and abandoned, the surface location is cleared, and the surface structure or well caisson is removed.

          2.4.    CONTRACT OPERATIONS
                  Subject to the further terms and limitations of Section 7, the Contract Operations are (i) normal and routine operations and minor maintenance, but limited to normal and routine operations and minor maintenance typically and routinely performed by Farmoutor's operating personnel in the field in a mutually agreeable manner as would a prudent operator, of each Farmout Well and associated production equipment after completion and hook up for production by or on behalf of Farmoutee including, but not limited to, routine choke changes, routine safety checks, routine well tests, routine well gauging, related gas and liquid meter calibrations, and related field metering services (LESS AND EXCEPT any downhole well work and LESS AND EXCEPT any wellhead work other than said routine choke changes and gauging), (ii) marine and air transportation for Farmoutor's operations personnel performing the normal and routine operations and minor maintenance itemized in item (i) above, (iii) administrative work typically done in the field, and (iv) field supervision of items (i) through (iii).

          2.5.     EFFECTIVE DATE
                   The date first written hereinabove.

          2.6.     EARNED AREAS
                   Those portions of the Farmout Area in which Farmoutee earns or has earned an interest pursuant to Section 5.1, as follows:

                  2.6.1. Depths and areas in Farmout Area 1 and Farmout Area 2 (except depths and areas governed by Farmout Workovers):

                           That portion of each reservoir penetrated by, behind pipe in and within 750' of that certain portion of any well bore of any Earning Well drilled, or sidetracked, and completed for production in paying quantities by or on behalf of Farmoutee pursuant to and meeting the earning requirements of Section 5.1 IF AND ONLY IF the entirety of said portion of said reservoir does not encroach on the Excluded Portions of Reservoirs.

                   2.6.2. Depths and areas in Farmout Area 3 (except depths and areas governed by Farmout Workovers):

                           All of Farmout Area 3 IF AND ONLY IF an Earning Well is drilled and completed for production in paying quantities from Farmout Area 3 by or on behalf of Farmoutee pursuant to and meeting the earning requirements of Section 5.1 BUT LESS AND EXCEPT the Excluded Portions of Reservoirs.

                   2.6.3. Depths and areas in Farmout Area 4, the Exploration Prospect (except depths and areas governed by Farmout Workovers):

                           That portion of each reservoir penetrated by, behind pipe in and within 1,100' of that certain portion of any well bore drilled, or sidetracked, and completed for production in paying quantities by or on behalf of Farmoutee pursuant to and meeting the earning requirements of Section 5.1 IF AND ONLY IF the entirety of said portion of said reservoir does not encroach on any Excluded Portions of Reservoirs.

                   2.6.4.  Depths and areas governed by Farmout Workovers:

                           That portion of each reservoir penetrated by and within 750' of the well bore of any Earning Well completed for production in paying quantities from such reservoir through a Farmout Workover by or on behalf of Farmoutee pursuant to and meeting the earning requirements of Section 5.1 IF AND ONLY IF the entirety of said portion of said reservoir does not encroach on any Excluded Portions of Reservoirs.

          2.7.    EARNING WELLS
                  Those Obligation Wells and those Optional Wells, if any, under which Farmoutee earns an interest in the Earned Areas, if any, pursuant to and meeting the requirements of Section 5.1.

          2.8.    EXCLUDED PORTIONS OF RESERVOIRS

                  2.8.1. That portion of each reservoir penetrated by, behind pipe at or above the completion(s) and within certain distances of any well bore producing from such reservoir as of the Effective Date as follows: Said certain distances are 750' in depths above the base of the 9800' Sand in the Farmout Area, except that a 250' distance around La. State Lease 1367 Well # 18 shall be excluded from this Agreement in Farmout Area 3 whether or not La. State Lease 1367 Well # 18 is producing as of the Effective Date. (There are no wells producing below the base of the 9800' Sand in the Farmout Area as of the Effective Date.)

                   2.8.2. That portion of each reservoir penetrated by, behind pipe at, above or below the completion(s) in and within certain distances of any well bore which produces from such reservoir pursuant to an operation in which Farmoutee elects not to participate or is deemed to have elected not to participate under
                           Section 4.1.3.1, as follows: Said certain distances are 750' in depths above the base of the 9800' Sand in the Farmout Area and

                           1,100' in depths below the 9800' Sand in the Farmout Area, LESS AND EXCEPT any previously Earned Areas above, at or below the base of the 9800' Sand.

          2.9.    EXCLUDED WELLS
                  All wells except (i) any new wells drilled by or on behalf of Farmoutee under the terms of this Agreement, (ii) any wells proposed by Farmoutor or a third party under Section 4.1.3,
                  (iii) any wells listed on Exhibit A-9, and (iv) any well or wells which Farmoutor agrees to make available to Farmoutee by a subsequent written agreement amending this Agreement.

          2.10.   EXPLORATION PROSPECT
                  The area contained within the bold, black outline on Exhibit A-4 INSOFAR AND ONLY INSOFAR AS the stratigraphic equivalent of depths below the base of the 9800' Sand.

          2.11.   EXPLORATION WELL
                  That certain new well to be drilled or sidetracked to evaluate the Exploration Prospect down to lesser of the base of the 11800' Sand, salt or impenetrables under the Geological and Well Informational Requirements attached hereto.

          2.12.   FARMOUT LEASES
                  The oil and gas leases listed and described on Exhibit A.

          2.13.   FARMOUT AREA
                  Farmout Area 1, Farmout Area 2, Farmout Area 3 and Farmout Area 4, collectively, LESS AND EXCEPT the Excluded Portions of Reservoirs and the Excluded Wells.

          2.14.   FARMOUT AREA 1
                  The area contained within the bold, black outline on Exhibit A-1 LESS AND EXCEPT the following:

                  2.14.1.      The Exploration Prospect;

                  2.14.2. The stratigraphic portion of Leases OCS 369 and 370 within the bold, black outline on Exhibit A-6 from the top of the 4900' Sand to the base of the 4900' Sand;

                  2.14.3. The stratigraphic portion of Lease OCS 369 within the bold, black outline on Exhibit A-7 from the top of the 7300' Sand to the base of the 7300' Sand; and

                  2.14.4. The stratigraphic portion of Lease OCS 0386 within the bold, black outline on Exhibit A-8 from the surface of the earth to the base of the 7600' Lower Sand.

          2.15.    FARMOUT AREA 2
                   The stratigraphic portion of State of Louisiana Lease 1366 within the bold, black outline on Exhibit A-2 from the top to the bottom of all sands seen in La. State Lease 1366 Well 49 between 3516' MD and 4726' MD.

          2.16.    FARMOUT AREA 3
                   The stratigraphic portion of State of Louisiana Lease 1367 within the bold, black outline on Exhibit A-3 from the top of the 1500' Sand to the base of the 1500' Sand.

          2.17.    FARMOUT AREA 4
                   The Exploration Prospect.

          2.18.    FARMOUT WELLS
                   All wells in the Farmout Area which are drilled, sidetracked, deepened, reworked, completed or recompleted by or on behalf of Farmoutee under the terms of this Agreement or in which other downhole operations are performed by or on behalf of Farmoutee to commence or restore production under the terms of this Agreement, LESS AND EXCEPT the Excluded Wells.

          2.19.    FARMOUT WORKOVERS
                   Major Operations or Minor Operations consisting of re-entries for the purposes of conducting workovers, recompletions and other downhole operations performed by or on behalf of Farmoutee to commence or restore production in original or sidetrack portions of well bores INSOFAR AND ONLY INSOFAR AS those portions thereof which are or were drilled by Farmoutor or another operator, but excluding any portions thereof drilled by or on behalf of Farmoutee pursuant to this Agreement.

          2.20.    GAS RESERVOIR BELOW 9800' SAND
                   Any reservoir which produces with a gas-oil ratio of 10,000 scf/bbl or greater upon first production.

          2.21.    INDEX PRICE
                   The daily average, per calendar month, of the posted price (unadjusted for gravity, other quality or transportation of any kind) for South Louisiana Sweet (Onshore) oil at 40.0 degree API gravity offered by Chevron Products Company as published in Crude Oil Price Bulletins from the Crude Marketing Division of Chevron Logistics and Trading.

          2.22.    MAJOR OPERATION
                   Any Well Operation actually costing $500,000 or more as accounted for under the Accounting Procedure attached to the Operating Agreement and performed by or on behalf of Farmoutee pursuant to this Agreement whether the Well Operation ends successfully with a Farmout Well completed through hook-up for production in paying quantities or by termination of Farmoutee's diligent, but unsuccessful, attempt to complete a Farmout Well through hook-up for production in paying quantities; provided, however, recompletion of OCS 0390 Well # X-l ST downhole of its existing completion on the Effective Date for less than $500,000 by or on behalf of Farmoutee pursuant to this Agreement shall qualify as a Major Operation if said recompletion is successfully placed on production in paying quantities.

          2.23.    MINOR OPERATION

                   2.23.1. Any Well Operation estimated to cost $200,000 or more (but less than $500,000) as accounted for under the Accounting Procedure attached to the Operating Agreement and conducted by or on behalf of Farmoutee in an Optional Well; and

                   2.23.2. Any Well Operation actually costing less than $200,000 conducted by or on behalf of Farmoutee in an Optional Well as accounted for under the Accounting Procedure attached to the Operating Agreement; provided, however, that Farmoutor has furnished its prior written approval for said operation to proceed as a Well Operation in an attempt to earn an interest pursuant to Section 5.1.

          2.24.    OBLIGATION WELLS
                   Eight (8) Major Operations to evaluate the Farmout Area under the Geological and Well Informational Requirements attached hereto. Subject to Section 4.2, said eight (8) Major Operations shall consist of the following:

                   2.24.1. That certain OCS 0370 Well # N-5 ST to be sidetracked and drilled to the 7900' Sand at the approximate location of X = 2,373,673, Y =

                              139,685 and expected depth of 4,944' subsea, and on down to the lesser of 6,200' subsea, cap rock, salt or impenetrables at the approximate location of X = 2,373,480, Y = 139,513.

                   2.24.2. One (1) new well or sidetrack of Farmoutee's choice in Farmout Area 1 excluding depths below the 9800' Sand, excluding all of Lease OCS 0166, excluding all of any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166, and excluding all of the Conditional Area,

                   2.24.3. Three (3) other Major Operations of Farmoutee's choice in Farmout Area 1 excluding depths below the 9800' Sand, excluding all of Lease OCS 0166, excluding all of any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166, and excluding all of the Conditional Area,

                   2.24.4. The # 60 Prospect Well in Farmout Area 2 or a new well or sidetrack of Farmoutee's choice in Farmout Area I or Farmout Area 4 excluding all of Lease OCS 0166, excluding all of any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166, and excluding all of the Conditional Area,

                   2.24.5.    The 1500 B Prospect Well in Farmout Area 3, and

                   2.24.6. The Exploration Well in Farmout Area 4 excluding all of Lease OCS 0166, excluding all of any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166, and excluding all of the Conditional Area.

         2.25.    OPTIONAL WELLS
                  All Farmout Wells on which Farmoutee elects to and does perform (whether by or on behalf of Farmoutee) Well Operations in the Farmout Area pursuant to Section 4.3, including but not limited to Farmout Workovers.

         2.26.    OPERATING AGREEMENT
                  As provided for in Section 5.10.

         2.27.    PAYOUT
                  That point in time when gross production proceeds received by Farmoutee from or attributable to its operating rights interest or Working interest in a particular Earning Well, less its share of operating expenses, lessor's royalties, additional tax royalties, processing fees, monthly well contract operating fees, transportation fees, severance taxes and production taxes (unless reimbursed to Farmoutee by the purchaser of such production) equals Farmoutee's cost (including but not limited to drilling, testing, completing, sidetracking, reworking, equipping and connecting) of said well, and its cost of producing said Farmout Well, including its cost associated with all facilities, equipment, connections and pipelines.

         2.28.    PROCESSING
                  Subject to the further terms and limitations of Section 7, the Processing is the field handling and field processing of Farmoutee's production from the Farmout Area through Farmoutor's facilities, equipment and pipelines existing as of the Effective Date in or adjacent to the Farmout Area upstream of delivery to Chevron Pipe Line Company or other regulated common carrier pipelines and facilities, and without any additions, modifications or improvements thereto, all in a manner similar to the processing of Farmoutor's production from the Farmout Area through same as of the Effective Date. The Processing does not include any hydrocarbon or produced water transportation for which a tariff does or should apply.

         2.29.   PROCESSING FEES
                 Subject to the further terms and limitations of Section 7 (including but not limited to subject to annual COPAS adjustment pursuant to Section 7), the Processing Fees are as follows:

                  2.29.1. $.10/MSCFG for Farmoutee's share of high pressure natural gas production volumes processed through Farmoutor's existing or future facilities and $.15/MSCFG for Farmoutee's share of all low pressure natural gas requiring compression and processed through Farmoutor's existing or future facilities. Farmoutor's share of such high and low pressure natural gas volumes shall include, but not be limited to, Farmoutee's allocated share of gas lift gas, fuel and flare processed by the Processing through Farmoutor's existing or future facilities.

                  2.29.2. $.40/barrel for Farmoutee's share of all liquid hydrocarbons processed by the Processing through Farmoutor's existing or future facilities; and

                  2.29.3. $.10/barrel of Farmoutee's share of water processed by the Processing through Farmoutor's existing or future facilities.

         2.30.   SUBSEQUENT WELL OPERATIONS
                 Well Operations (except Farmout Workovers) (i) conducted in Earning Wells after completion and hook up for production in paying quantities or (ii) conducted in one (1) or more other Farmout Wells to further explore and/or develop any Earned Area after Farmoutee has earned an interest in said Earned Area.

         2.31.   SUBSEQUENT WORKOVERS
                 Those Subsequent Well Operations consisting of re-entries for the purposes of conducting workovers, recompletions and other downhole operations to commence or restore production in original or sidetrack portions of well bores INSOFAR AND ONLY INSOFAR AS those portions thereof which are or were drilled by or on behalf of Farmoutee under the terms of this Agreement.

         2.32.   TERMS FOR CONTRACT OPERATIONS AND PROCESSING
                 As set forth in Section 7.

         2.33.   WELL OPERATIONS
                 All drilling, sidetracking, deepening, reworking, completing, recompleting and other downhole operations performed by or on behalf of Farmoutee to commence or restore production in well bores of Farmout Wells under the terms of this Agreement.

         2.34.   1500 B PROSPECT WELL
                 That certain new horizontal well which is to be drilled to and into Farmout Area 3 to evaluate same under the Geological and Well Informational Requirements attached hereto.

         2.35.   1500' SAND
                 That certain sand seen in La. State Lease 1367 Well #18 between 1674' MD and 1940' MD.

         2.35.   4900' SAND
                 That certain sand seen in OCS 0369 Well # 23 ST1 between 5495' MD and 5580' MD.

         2.36.   7300' SAND
                 That certain sand seen in OCS 0369 Well # CG-73 between 7586' MD and 7703' MD.

         2.37.   7600' LOWER SAND
                 That certain sand seen in OCS 0386 Well #SD-17 ST3 between 8065' MD and at 8108' MD.

         2.38.   7900' SAND
                 That certain 7900' Sand as seen in OCS 0370 Well # K-6 between 6910' MD and 6978' MD.

         2.39.   9800' SAND
                 That certain sand seen in OCS 0387 Well # U-1 between 9,860'
                 MD and 9874' MD, in OCS 0392 Well # 21 between 13246' MD and 13368' MD, in OCS 0392 Well # CO-7 between 11831' MD and 11926'
                 MD, and in OCS 0392 Well # R-l between 11174' MD and 11214' MD.

         2.40.   11800' SAND
                 That certain sand seen in Well OCS 0392 # Y-28 ST between 14658' MD and 14794' MD.

         2.41.    # 60 PROSPECT WELL
                  That certain La. State Lease 1366 Well #60 which is to be sidetracked and drilled to and into Farmout Area 2 to evaluate same, under the Geological and Well Informational Requirements attached hereto, down to the lesser of the base of the deepest sand included in Farmout Area 2, salt or impenetrables.

 3.      TRANSFER OF RIGHTS DURING FARMOUTEE'S WELL OPERATIONS

         3.1. During any time that Farmoutee is engaged in Well Operations in any Farmout Well on the Farmout Area pursuant to the terms of this Agreement, Farmoutee shall own, and Farmoutor hereby transfers to Farmoutee, all of Farmoutor's right, title and interest in and to the operating rights in each such well and its appurtenances, if any, and except any proportionate share of such Well Operations in which Farmoutor has elected to participate under the terms of this Agreement, and Farmoutee shall have exclusive charge, control, and supervision of such well during such Well Operations subject, however, to any proposals or elections which any participants therein, whether Farmoutor and/or other participants, therein have the right to make.

         3.2. Upon completion of each such Well Operation for which Farmoutor transferred operating rights to Farmoutee pursuant to Section 3.1, Farmoutee shall thereupon be deemed to have re-transferred to Farmoutor, and Farmoutor will thereupon once again own, all right, title, and interest in and to the operating rights interest in such Farmout Well and its appurtenances, if any, which were transferred by Farmoutor to Farmoutee pursuant to Sections 3.1 or 3.3 except those operating rights and portions thereof earned by Farmoutee pursuant to Section 5.1.

         3.3. In order to accommodate the efforts of Farmoutee to perform Well Operations in each Farmout Well, Farmoutee shall prepare, obtain all necessary executions and approvals of and file all the necessary forms with the Minerals Management Service ("MMS") [or with the pertinent regulatory agency(ies) of the State of Louisiana in the case of Farmout Area 2 and Farmout Area 3] in advance (i) for Farmoutee to conduct the Well Operations in said well as the operator of record with the MMS [or with the pertinent regulatory agency(ies) of the State of Louisiana in the case of Farmout Area 2 and Farmout Area 3] and (ii) for Farmoutor to be designated or redesignated as operator of record with the MMS [or with the pertinent regulatory agency(ies) of the State of Louisiana in the case of Farmout Area 2 and Farmout Area 3] upon Farmoutee's completion of the Well Operations in said well; provided, however, that Farmoutor shall provide Farmoutee with Farmoutor's execution of such forms upon presentation by Farmoutee for Farmoutor's execution and that Farmoutee shall be responsible for acquiring any and all executions thereof as necessary from Farmoutor's co-owners.

          3.4. The operator (whether Farmoutor, Farmoutee or a successor to either) of each operation performed pursuant to this Agreement shall be required to hold, shall assure it holds and shall hold all necessary authority to, and acquires all right and permit(s) necessary to conduct each such operation, including approvals from any and all third party co-owners, prior to and during any time it engages in each such operation and said operator shall comply with all applicable regulatory bonding requirements prior to and during any time it engages in each such operation.

 4.      WELLS

          4.1.     AFEs FOR OBLIGATIONS WELLS AND OPTIONAL WELLS

                   4.1.1. At least twenty (20) days [or forty-eight (48) hours if a drilling rig is on location accumulating standby charges] prior to commencement of each Well Operation proposed by Farmoutee for an Obligation Well or an Optional Well, Farmoutee shall make a prospect presentation to Farmoutor and present Farmoutor with a written AFE with full details of the scope of work, well path, objectives, proposed drilling schedule and estimated total cost for said Well Operation. Notwithstanding the foregoing, upon or prior to signing this Agreement, Farmoutee shall present or shall have presented to Farmoutor a written AFE with the details of the scope of work, well path, objectives, proposed drilling schedule and estimated total cost for each Well Operation for Obligation Well(s) which Farmoutee proposes to commence within twenty (20) days of the Effective Date.

                           For any Well Operation in any Obligation Well or Optional Well by or on behalf of Farmoutee on Lease OCS 0166 or within any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166, Farmoutee shall perform all of the operator's duties and responsibilities towards Farmoutor's co-owners in Lease OCS 0166 under the Operating Agreement including, but not limited to, the AFE provisions and other provisions in Articles
                           VI. VII., VIII., IX., and XVI. of the Operating Agreement. Upon proposing the first AFE proposal to each of Farmoutor's co-owners in Lease OCS 0166 pursuant to the foregoing, Farmoutee shall give each of Farmoutor's co-owners in Lease OCS 0166 a reasonable opportunity to farmout its interest in Lease OCS 0166 to Farmoutee on the same terms applicable to farmout of Farmoutor's interest therein to Farmoutee under this Agreement except, of course, that there would not necessarily be any Obligation Wells in such a farmout by any of Farmoutor's co-owners in. Lease OCS 0166 and that the Farmout Area of such a farmout by any of Farmoutor's co-owners in Lease OCS 0166 would not necessarily exceed the area of Lease OCS 0166 and any "participating area" (as per the Operating Agreement) which includes any portion of Lease OCS 0166.

                   4.1.2. For each AFE proposed by Farmoutee under Section 4.1.1, (i) Farmoutee shall consider any concerns or objections of Farmoutor as to the scope of work, well path, objectives, proposed drilling schedule or estimated total cost and Farmoutee shall not unreasonably refuse to make changes to resolve or mitigate such concerns or objections as long as Farmoutee anticipates no additional cost, risk, liability, or expense in Farmoutee's sole opinion on a case by case basis, and (ii) Farmoutor shall have the option, AFE by AFE, (a) to elect to participate therein at up to 25% (or up to 45% if any objective of the operation contemplated by the AFE is in depths below the 9800'S and in the Farmout Area) of Farmoutor's interest, in which case, Farmoutee's participation therein under Section 4.2 or 4.3, whichever is applicable, shall be the balance of Farmoutor's interest, or (b) to elect to have Farmoutee participate to the full extent of Farmoutor's interest therein under Section 4.2 or 4.3, whichever is applicable. Farmoutor shall have twenty (20) days [or forty-eight (48) hours if a drilling rig is on location accumulating standby charges] after AFE receipt [or until commencement of the Well Operations for Obligations Wells proposed to commence within twenty (20) days of the Effective Date] to provide Farmoutee with Farmoutor's written election with respect to each such AFE. In the event that Farmoutor fails to provide Farmoutee with Farmoutor's written election within the required period, Farmoutee shall participate to the full extent of Farmoutor's interest therein under Section 4.2 or 4.3, whichever is applicable.

                4.1.3. Subject to the terms hereof, Farmoutor shall have the independent right, at all times, to propose drilling, sidetracking, deepening, reworking, completing, recompleting and other downhole operations in any well or wells to explore, develop and/or produce the Farmout Area. In the event that Farmoutor (or a third party by, through or under Farmoutor or owning interests in the Farmout Area and having the right to do so) proposes any AFE or AFEs for any such operations which are to and actually commence between the Effective Date and the termination of Farmoutee's rights in all or the directly relevant portion of the Farmout Area pursuant to 4.3.1.6, 4.3.1.7, 4.3.1.8 and/or 4.3.1.9, Farmoutor shall provide Farmoutee with written notice of the details thereof, including but not limited to a copy of the AFE and certain terms shall apply as follows:

                           4.1.3.1.

                                       Farmoutee shall have the option, AFE by
                                       AFE, (i) to elect to participate therein under Section 4.3 at 75% (or 55% if any objective of the operation contemplated by the AFE is in depths below the 9800'Sand or more if Farmoutor so elects under 4.1.3.2) of Farmoutor's interest, or (ii) to elect not to participate therein. Farmoutee shall have twenty (20) days [forty-eight (48) hours if a drilling rig is on location accumulating standby charges; or ten (10) days for any proposed Well Operation on Lease OCS 0166 or within any "participating area" (as per the Operating Agreement) which includes any portion of Leases OCS 0164, 0165 or 0166] after AFE receipt to provide Farmoutor with Farmoutee's written election with respect to each such AFE. In the event that Farmoutee fails to provide Farmoutor with Farmoutee's written election within the required period, Farmoutee shall be deemed to have elected not to participate therein.

                           4.1.3.2. For each AFE in which Farmoutee elects to participate under Section 4.1.3.1 above, Farmoutor shall have the option (i) to elect to participate therein at up to 25% (or up to 45% if any objective of the operation contemplated by the AFE is in depths below the 9800'Sand) of Farmoutor's interest, in which case Farmoutee's participation therein under
                                       Section 4.2 or 4.3, whichever is
                                       applicable, shall be the balance of
                                       Farmoutor's interest, or (ii) to elect to have Farmoutee participate in all of Farmoutor's interest therein under
                                       Section 4.2 or 4.3, whichever is
                                       applicable. Farmoutor shall have twenty
                                       (20) days [forty-eight (48) hours if a
                                       drilling rig is on location accumulating standby charges; or ten (10) days for any proposed Well Operation on Lease OCS 0166 or within any "participating area" (as per the Operating Agreement) which includes any portion of Leases OCS 0164, 0165 or 0166] after receipt of Farmoutee election under 4.1.3.1 above to provide Farmoutee with Farmoutor's written election with respect to said AFE. In the event that Farmoutee has timely notified Farmoutor that Farmoutee elects to participate under Section 4.1.3.1 above and Farmoutor fails to provide Farmoutee with Farmoutor's written election within the required period, Farmoutee shall participate to the full extent of Farmoutor's interest therein under
                                       Section 4.2 or 4.3, whichever is
                                       applicable.

                             4.1.3.3. In the event that Farmoutee elects not to or is deemed to have elected not to participate in an AFE pursuant to
                                          Section 4.1.3.1 above, the operation
                                          contemplated by said AFE may proceed
                                          (if it proceeds) without participation
                                          by Farmoutee. Farmoutee shall have no
                                          right to earn any interest in the
                                          Farmout Area pursuant to said
                                          operation or in any well drilled or
                                          sidetracked under said AFE, and
                                          Farmoutor shall have the option to
                                          non-consent the AFE if proposed by a
                                          third party or to participate in the
                                          operation whether proposed by
                                          Farmoutor or a third party. Any
                                          election or deemed election by
                                          Farmoutee not to participate in an
                                          operation under an AFE pursuant to
                                          Section 4.1.3.1 above shall be limited
                                          to only that operation and shall not
                                          require Farmoutee to forfeit any
                                          rights Farmoutee may have previously
                                          earned.

           4.2.     OBLIGATION WELLS

                    Farmoutee hereby obligates itself to (i) diligently perform (within a period of one (1) year after the Effective Date, in a workman like manner as a reasonably prudent operator and whether through successful completion of an Obligation Well hooked-up for production in paying quantities or by termination of Farmoutee's diligent, but unsuccessful, attempt to complete an Obligation Well through hook-up for production in paying quantities) all eight (8) of the Major Operations set forth in the definition of the Obligation Wells subject to the further requirements of this Section 4.2.

                    4.2.1. On or before September 1,1998, Farmoutee (or Farmoutor on behalf of Farmoutee pursuant to
                             Section 4.6) shall commence the Major Operation for the Obligation Well specified in Section 2.24.1, and Farmoutee shall thereafter continuously perform the Major Operations for the Obligation Wells continuously one (1) after another in the order of Farmoutee's choosing with no more than thirty (30) days delay for drilling rig and/or equipment moves between each such Major Operation for the Obligation Wells; provided, however, Farmoutee shall commence, on or before September 1, 1998, simultaneously performance of two (2) Major Operations at a time for the Obligation Wells, and further provided that Farmoutee shall thereafter simultaneously and continuously perform said
                             Major Operations two (2) at a time until all of the Major Operations have been performed for the Obligation Wells.

                    4.2.2. Farmoutee shall be allowed no more than thirty (30) days delay for drilling rig and/or equipment moves between each Major Operation for the Obligation Wells under the single continuous Well Operations requirement pursuant to Section 4.2.1 and the simultaneous dual continuous Well Operations requirement pursuant to Section 4.2.1.

                     4.2.3. The foregoing time requirements of Section 4.2 for commencing, continuously performing and completing, the Major Operations for Obligation Wells are subject to drilling rig and/or equipment availability at market rates and permitting, both of which Farmoutee shall pursue with all reasonable diligence.

                     4.2.4. The foregoing time requirements of Section 4.2 for commencing, continuously performing and completing, the Major Operations for Obligation Wells shall be temporarily suspended during any periods of force majeure (including but not limited any delays caused by Farmoutor's co-owners in Lease OCS 0166 or any actual or attempted removal of Farmoutor as operator under the Operating Agreement) or mechanical problems which prevent compliance therewith provided that Farmoutee pursues elimination of such force majeure and mechanical problems with all reasonable diligence, and further provided that Farmoutee shall not be required to settle any labor dispute against its best interests in order to eliminate said force majeure.

                4.2.5. In the event that the Index Price falls to $11.00 or less per barrel prior to Farmoutee having fulfilled its obligation to perform any or all of the Major Operations for the Obligation Wells, certain terms and conditions shall apply as follows:

                          4.2.5.1. Farmoutee shall have the right to notify Farmoutor in writing that Farmoutee elects to thereby terminate its rights to earn any further interests pursuant to this Agreement and its rights to perform any further Major Operations and Minor Operations in Obligation Wells and Optional Wells provided the Index Price for the current or prior calendar month is $11.00 or less per barrel at the time the termination notice is furnished to Farmoutor.

                          4.2.5.2. Farmoutee shall have the right to suspend operations on, and the foregoing time requirements of Sections 4.2 for commencing, continuously performing and completing, the Major Operations for Obligation Wells during all or any part of a calendar month if the Index Price is $11.00 or less per barrel for that calendar month or for the prior calendar month; provided, however, (i) that Farmoutee furnishes Farmoutor with prior written notice of each such suspension, (ii) that no such suspension shall exceed six (6) continuous calendar months, and (iii) that the one (1) year period within which to perform all eight (8) Major Operations for Obligation Wells shall not be extended beyond three (3) years after the Effective Date. On or before the end of each such suspension period, Farmoutee shall either
                                    (i) elect to and recommence Major Operations for Obligation Wells subject to the time requirements of Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.4 (except as to the suspension period) and so notify Farmoutor in writing or (ii) notify Farmoutor in writing that Farmoutee elects to thereby terminate its rights to thereafter earn any additional interests pursuant to this Agreement and its rights to thereafter perform any Major Operations and Minor Operations in Obligation Wells and Optional Wells.

                          4.2.5.3.  Farmoutee shall be relieved of and
                                    released from any and all unfulfilled
                                    obligation to perform Major Operations for the Obligation Wells provided that Farmoutee provides Farmoutor with timely termination notice pursuant to and has otherwise substantially met the material requirements of Section 4.2.5.1 or 4.2.5.2 and further provided that Farmoutee has otherwise substantially complied with the material terms of Section 4.2, 4.2.1, 4.2.2, 4.2.3, and 4.2.4 and all other material terms of this Agreement through the point of suspension under 4.2.5.2, if applicable, and through the point of termination under
                                    Section 4.2.5.1 or 4.2.5.2, whichever is applicable.

                  4.2.6. Farmoutee's rights and obligations to perform any unfulfilled Major Operations for Obligations Wells shall terminate upon the earlier of (i) Farmoutor's receipt of termination notice from Farmoutee pursuant to Section 4.2.5.1 or 4.2.5.2 or (ii) any substantial failure of Farmoutee, through no fault of Farmoutor, to timely comply with the material requirements of the foregoing provisions of Section
                            4.2 through 4.2.5.2 (inclusive). In the event of such termination, Farmoutee shall be obligated to pay, upon receipt of invoice from Farmoutor, certain liquidated damages to Farmoutor for each unfulfilled (whether all or part thereof) Major Operation for an Obligation Well except any from which Farmoutee has been relieved and released pursuant to Section 4.2.5.3. Said certain liquidated damages are as follows:

                              No. of Unfulfilled            Liquidated       Total
                               Major Operations              Damages       Liquidated
                             For Obligation Wells            Per Well        Damages
                             --------------------           ----------     ----------
                                      8                     $ 300,000         $ 2,400,000
                                      7                     $ 300,000         $ 2,100,000
                                      6                     $ 200,000         $ 1,200,000
                                      5                     $ 200,000         $ 1,000,000
                                      4                     $ 150,000         $   600,000
                                      3                     $ 150,000         $   450,000
                                      2                     $ 150,000         $   300,000
                                      1                     $ 150,000         $   150,000
                                      0                     $       0         $         0

                            The requirement for payment of liquidated damages as provided for hereinabove shall become null and void and of no force an effect if Farmoutor sells all of its right, title and interest in and to the Farmout Area prior to the earlier of (i) Farmoutor's receipt of termination notice from Farmoutee pursuant to
                            Section 4.2.5.1 or 4.2.5.2 or (ii) any substantial failure of Farmoutee, through no fault of Farmoutor, to timely comply with the material requirements of the foregoing provisions of Section 4.2 through
                            4.2.5.2 (inclusive).

         4.3.     OPTIONAL WELLS

                  4.3.1. Provided that certain requirements are met as hereafter provided in this Section 4.3.1, Farmoutee shall have the rights and options to perform Major Operations, Minor Operations and Farmout Workovers in (i) both Farmout Area 1 and Farmout Area 2 for a period not to exceed three (3) years after the Effective Date, (ii) Farmout Area 3 for a period not to exceed one (1) year after the Effective Date, and
                            (iii) Farmout Area 4 for a period not to exceed three (3) years after the Effective Date. Said certain requirements are as follows:

                            4.3.1.1. At least one (1) Major Operation in an Optional Well must be commenced on or prior to sixty (60) days after completion of all the Major Operations for the Obligation Wells; provided, however, no Optional Well shall be commenced to depths below the 9800' Sand in the Farmout Area within ninety (90) days after first production from the first Farmout Well (whether the Exploration Well or an Optional Well, if any) which is or will be completed for
                                        production in paying quantities from
                                        depths below the 9800' Sand in the
                                        Farmout Area, nor shall Farmoutor be
                                        required to make a decision with respect to participation in any Optional Well to depths below the 9800' Sand in the Farmout Area within said period.

                            4.3.1.2.    Commencing sixty (60) days after
                                        completion of all the Major Operations
                                        for Obligation Wells, Major Operations
                                        in Optional Wells must be performed
                                        continuously with no more than thirty
                                        (30) days delay for drilling rig and/or
                                        equipment moves between each Major
                                        Operation in an Optional Well and the
                                        next Major Operation in an Optional
                                        Well. Notwithstanding the foregoing,
                                        Farmoutee shall be entitled to one (1)
                                        sixty (60) day delay between Major
                                        Operations in Optional Wells each time
                                        that the four (4) most recent
                                        consecutive Major Operations have been
                                        performed without any delay except
                                        drilling rig and/or equipment moves
                                        between the said most recent four (4) or more consecutive Major Operations in Optional Wells.

                         4.3.1.3. The time requirements for commencing and continuously performing Major Operations for Optional Wells as provided in Sections 4.3.1.1 and 4.3.1.2 are subject to drilling rig and/or equipment availability at market rates and permitting, both of which Farmoutee shall pursue with all reasonable diligence.

                          4.3.1.4.      The time requirements for commencing
                                        and continuously performing Major
                                        Operations for Optional Wells as
                                        provided in Sections 4.3.1.1 and 4.3.1.2 shall be temporarily suspended during any periods of force majeure (including but not limited any delays caused by Farmoutor's co-owners in Lease OCS 0166 or any actual or attempted removal of Farmoutor as operator under the Operating Agreement) or mechanical problems which prevent compliance therewith provided that Farmoutee pursues elimination of such force majeure and mechanical problems with all reasonable diligence, and further provided that Farmoutee shall not be required to settle any labor dispute against its best interests in order to eliminate said force majeure.

                          4.3.1.5.      Notwithstanding the terms of Section
                                        4.3.1.3 and 4.3.1.4, no time requirement for commencing or continuously performing Major Operations for Optional Wells on a timely basis as provided in Sections 4.3.1.1 and 4.3.1.2 shall be extended more than ninety (90) days for any reason without Farmoutor's express written consent which shall not be unreasonably withheld.

                          4.3.1.6. Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in depths above the base of the 9800' Sand in Farmout Area 1 upon the earlier of (i) termination of Farmoutor's rights pursuant to Section 4.2.6, (ii) any substantial failure, through no fault of Farmoutor, to timely comply with the material requirements of Sections 4.3.1 through 4.3.1.5 (inclusive), or (iii) the end of that certain three (3) year period which shall commence on the Effective Date.

                            4.3.1.7. Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in Farmout Area 2 upon the earlier of (i) termination of Farmoutor's rights pursuant to Section 4.2.6, (ii) any substantial failure, through no fault of Farmoutor, to timely comply with the material requirements of Sections 4.3.1 through 4.3.1.5 (inclusive), (iii) the end of that certain three (3) year period which shall commence on the Effective Date, or (iv) any failure, through no fault of Farmoutor, of Farmoutee to earn an operating rights interest in Earned Areas in at least some portion of Farmout Area 2 within a period not to exceed six (6) months after the Effective Date; provided, however, Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in non-producing and undeveloped portions of Farmout Area 2 upon the earlier of any occurrence of any of items (i) through (iv) (inclusive) or sixty (60) days (or sooner if needed by Farmoutor to satisfy the State of Louisiana) after Farmoutee's receipt of notice from Farmoutor that the State of Louisiana has requested drilling on or release of non-producing or undeveloped portions of Louisiana State Lease 1367, except of course, if Farmoutee commits to, commences and drills a well on non-producing or o undeveloped portions of Farmout

                                        Area 2 within the time necessary to
                                        satisfy that request from the State of
                                        Louisiana.

                            4.3.1.8. Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in Farmout Area 3 upon the earlier of (i) termination of Farmoutor's rights pursuant to Section 4.2.6, (ii) any substantial failure, through no fault of Farmoutor, to timely comply with the material requirements of Sections 4.3.1 through 4.3.1.5 (inclusive), or (iii) the end of that certain one (1) year period which shall commence on the Effective Date; provided, however, Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in non-producing and undeveloped portions of Farmout Area 2 upon the earlier of any occurrence of any of items (i) through (iv) (inclusive) or sixty (60) days (or sooner if needed by Farmoutor to satisfy the State of Louisiana) after Farmoutee's receipt of notice from Farmoutor that the State of Louisiana has requested drilling on or release of non-producing or undeveloped portions of Louisiana State Lease 1366, except of course, if Farmoutee commits to, commences and drills a well on non-producing or undeveloped portions of Farmout Area 2 within the time necessary to satisfy that request from the State of Louisiana.

                            4.3.1.9. Farmoutee's rights and options to perform Major Operations, Minor Operations and Farmout Workovers in Optional Wells shall terminate in both Farmout Area 4 and in depths below the 9800' Sand in Farmout Area 1 upon the earlier (i) termination of Farmoutor's rights pursuant to Section 4.2.6, (ii) any substantial failure, through no fault of Farmoutor, to timely comply with the material requirements of
                                        Section 4.3.1 through 4.3.1.5
                                        (inclusive), (iii) the end of that
                                        certain three (3) year period which
                                        shall commence on the Effective Date, or
                                        (iv) any failure, through no fault of
                                        Farmoutor, to drill (or sidetrack) and
                                        log Farmout Wells to and into the
                                        Exploration Prospect or depths below the 9800' Sand in Farmout Area 1 by or on behalf of Farmoutee pursuant to this Agreement with no more than a one (1) year delay between release of the drilling rig from one (1) such well to and into the Exploration Prospect or depths below the 9800' Sand in Farmout Area 1 and commencement of the drilling or sidetracking of the next such well to and into the Exploration Prospect or depths below the 9800' Sand in Farmout Area 1.

                                        Notwithstanding the provisions of this
                                        Section 4.3.1.9, if Farmoutee has timely performed all of the eight (8) Major Operations for all of the Obligations Wells, and if Farmoutee is in substantial compliance with the material requirements of Section 4.3.1 through
                                        4.3.1.5 and the other terms of this
                                        Agreement, but wishes to discontinue
                                        continuous operations pursuant to
                                        Section 4.3.1 through 4.3.5
                                        (inclusive), and yet maintain its rights and options to thereafter perform Major Operations in Optional Wells in Farmout Area 4 and in depths below the 9800' Sand in Farmout Area 1 for a period not to exceed three (3) years after the Effective Date, and if Farmoutee so notifies Farmoutor in writing in advance of any lapse in meeting the continuous operations requirements of Sections
                                        4.3.1 through 4.3.5 (inclusive),
                                        Farmoutee may maintain its rights and
                                        options to perform Major Operations in
                                        Optional Wells in Farmout Area 4 and in
                                        depths below the

                                      9800' Sand in Farmout Area 1 for a period not to exceed three (3) years after the Effective Date by drilling (or sidetracking) and logging Farmout Wells to and into the Exploration Prospect or depths below the 9800' Sand in Farmout Area 1 by or on behalf of Farmoutee pursuant to this Agreement with no more than a six (6) month delay between release of the drilling rig from one (1) such well to and into the Exploration Prospect or depths below the 9800' Sand in Farmout Area 1 and commencement of the drilling or sidetracking of the next such well to and into the Exploration Prospect or depths below the 9800' Sand in Farmout Area 1, subject to (i) drilling rig and/or equipment availability at market rates and permitting, both of which Farmoutee shall pursue with all reasonable diligence, and
                                      (ii) force majeure (including but not
                                      limited any delays caused by Farmoutor's co-owners in Lease OCS 0166) or mechanical problems which prevent timely operations; provided, however, (i) that Farmoutee pursues elimination of any such force majeure and mechanical problems with all reasonable diligence, (ii) that Farmoutee shall not be required to settle any labor dispute against its best interests in order to eliminate any such force majeure,
                                      (iii) that the six (6) month maximum time between such operations shall not be extended more than ninety (90) days for any reason without Farmoutor's express written consent which shall not be unreasonably withheld, and (iv) that Farmoutee's rights and options to perform Major Operations in Optional Wells shall terminate in both Farmout Area 4 and in depths below the 9800' Sand in Farmout Area I upon, the earlier of any substantial failure, through no fault of Farmoutor, to timely comply with the material requirements of this second, unnumbered paragraph of Section 4.3.1.9 or the end of that certain three (3) year period which shall commence on the Effective Date.

                 4.3.2.   FARMOUT WORKOVERS
                          Notwithstanding the terms of Section 4.3.1 above, either Party (or a third party by, through or under Farmoutor or owning interests in the Farmout Area and having the right to do so) may propose a Farmout Workover in any well as a Well Operation in an Optional Well any time (whether before or after Payout) after Farmoutee has previously earned an interest in such well pursuant to a prior Well Operation under and meeting the requirements of
                          Section 5.1, and Farmoutee shall have a continuing right to participate in and perform any Farmout Workover in such a well as a Well Operation in an Optional Well until the sooner of permanent plug and abandonment of such well or Farmoutee's proposal or approval that such well be permanently plugged and abandoned.

         4.4. FARMOUTEE'S WELL OPERATIONS

              4.4.1. Farmoutee's Well Operations (including but not limited to the related well hook-up for production and flow back of completion fluids and spent acid) conducted pursuant to this Agreement shall be diligently conducted as would a reasonably prudent operator and in accordance with mutually acceptable written procedures which Farmoutee shall prepare and submit to Farmoutor at least ten
                              (10) days prior to commencement of any such operations.

              4.4.2. Farmoutee shall plan, design, obtain all permits for and perform (i) all Well Operations in Farmout Wells pursuant to this Agreement, (ii) all hook-up (including but not limited to all related facility, structural, equipment, pipeline or flowline work) required to place all such wells on production through to Farmoutor's processing facilities as designated by Farmoutor well by well, and (iii) all flow back of completion fluids and spent acids from each such well. In accomplishing said hook-up, Farmoutor's existing pipelines and facilities upstream of said processing facilities shall be used to the extent acceptable to both Parties and modifications and/or improvements to Farmoutor's existing pipelines and facilities upstream of said processing facilities shall be performed to the extent needed to hook-up the wells for production through to said processing facilities in a manner acceptable to both Parties.

                    4.4.3. Except for Well Operations in wells listed on Exhibit A-9, Well Operations by or on behalf of Farmoutee may not be conducted on any of Farmoutor's structures or in any Excluded Well without the prior written consent of Farmoutor which shall not be unreasonably withheld.

                    4.4.4. Upon specific written request from Farmoutee, Farmoutor shall provide information to Farmoutee as to those reservoirs for which portions are considered behind pipe as Excluded Portions of Reservoirs under Section 2.8.2. Farmoutee shall limit any such request to the minimum number of specified wells for which such information is reasonably needed by Farmoutee at the time of each request.

                    4.4.5. To the extent that Farmoutee anticipates no additional cost, risk, liability, expense or inconvenience in Farmoutee's sole opinion on a case by case basis, Farmoutee agrees to use certain drilling rigs specified by Farmoutor during gaps in Farmoutor's drilling schedule if Farmoutor makes same available to Farmoutee in order to fill such gaps.

           4.5.    FARMOUTOR'S WELL OPERATIONS
                   In the event that Farmoutee provides Farmoutor with formal written notice that Farmoutee desires for Farmoutor to perform certain Well Operations (including but not limited to the related well hook-up for production and flow back of completion fluids and spent acid) on behalf of Farmoutee, Farmoutor shall have the option to perform same on behalf of Farmoutee (and on Farmoutor's own behalf to the extent of any participation therein by Farmoutor pursuant to Section 4.1) or to decline to perform same. Farmoutor's Well Operations pursuant to this Agreement shall be diligently conducted as would a reasonably prudent operator.

            4.6.   FARMOUTOR'S CASING POINT ELECTIONS
                   When any Well Operations in any Farmout Well reach the objective thereof and if Farmoutee plans to install production casing in order to produce such well, AND ONLY IF Farmoutor has elected to participate in said Well Operation to reach said objective, Farmoutee shall notify Farmoutor thereof in writing and provide Farmoutor an estimate of the cost (AFE) to install production casing and complete the well for production. Within forty-eight (48) hours after receipt of such notice (inclusive of weekends and federal holidays), Farmoutor shall inform Farmoutee of Farmoutor's election to participate in the casing and planned completion or have its participating interest be subject to the nonconsent recovery provisions of the Operating Agreement except that, as between Farmoutor and Farmoutee, the nonconsent recovery provisions of the first but not the second paragraph of Article IX. E shall apply, and such nonconsent recovery provisions of the first paragraph of Article IX. E shall apply only to costs and expenses after casing point attributable to any Farmoutor participating interest non-consented at casing point.

            4.7.   COMPLETIONS
                   In the event that more than one productive zone is encountered in a Farmout Well, the Parties hereby agree that completion of the target objective of said Farmout Well shall take precedence over all other potential completion zones, absent mutual agreement to the contrary at the time the Farmout Well has been drilled and logged. If the objective in any Well Operation in a Farmout Well is determined not to be producible, said Farmout Well shall be successively targeted for completion based upon the deeper depths upward for each productive zone in which Farmoutee owns an interest or is entitled to earn an interest.

       4.8.     COSTS AND RISKS

                Farmoutee shall be responsible for all costs, risks, liabilities and expenses associated with (i) all Well Operations performed by or on behalf of Farmoutee in any Farmout Well under the terms of this Agreement, (ii) all hook-up (including but not limited to all related facility, structural, equipment, pipeline or flowline work) required to place all such wells on production through to Farmoutor's processing facilities as designated by Farmoutor well by well, and (iii) all flow back of completion fluids and spent acids from each such well, LESS AND EXCEPT any proportionate share of the cost, risk, liability and expense of Well Operations in which Farmoutor (and/or any third party having the right) has elected to participate under the terms of this Agreement.

        4.9.    WELL TAKE OVER OPTION UPON PROPOSED ABANDONMENT

                4.9.1. No Farmout Well shall be abandoned by Farmoutee without Farmoutee first giving Farmoutor written notice of its decision to abandon, together with a copy of any final electric log(s) and copies of all other wireline logs, sidewall core analyses and other information required to be provided to Farmoutor under this Agreement. Within thirty (30) days (inclusive of weekends and holidays) after Farmoutor's receipt of such notice and logs (twenty-four (24) hours if the rig having conducted drilling or other operations on said Farmout Well is on location and a decision has been made by Farmoutee to immediately plug and abandon the well), Farmoutor may notify Farmoutee that it elects to take over said well for such further operations it may wish to conduct. Farmoutor shall, at its sole risk and expense, thereupon take immediate possession of said well and of the materials and equipment owned or controlled by Farmoutee (except materials and equipment of third party contractors) located at the well site which may be useful in connection with Farmoutor's further operations, testing, deepening, or evaluation of the said well.

                4.9.2. If, within the time provided, Farmoutor elects to take over said well, Farmoutee shall, except as hereinafter provided, be deemed to have satisfied its responsibilities to plug and abandon said well pursuant to this Agreement. After taking over said well, Farmoutor shall own all interest in the well and shall be responsible for and shall bear the entire expense of all further operations in connection with the well, specifically including the cost of completion and/or abandonment. In addition, (i) Farmoutor shall own exclusively, free and clear of this Agreement and of any assignment or the Operating Agreement, the well and all production therefrom, regardless of the depth from which produced, and (ii) the rights earned or available for earning by Farmoutee with said well shall expire (except as to any accrued obligations of Farmoutee). After taking over the well, Farmoutor shall indemnify and hold harmless Farmoutee from all losses, costs and liabilities arising therefrom.

                4.9.3. Farmoutee shall, upon request from Farmoutor, furnish Farmoutor with such documents in recordable form as may be required to perfect title to such well taken over by Farmoutor except that Farmoutee shall not be required to cure any title defects attributable to the actions of Farmoutor before or after the Effective Date of this Agreement.

                  4.9.4.  If Farmoutor elects to take over a well pursuant to
                          Section 4.9.1 above, Farmoutor will reimburse Farmoutee as follows:

                          4.9.4.1. The reasonable net salvage value (fair market value) of pipe and any other materials paid for and placed in the well by

                                     Farmoutee that could have been recovered by Farmoutee if Farmoutor had not take over the well; and

                          4.9.4.2. For Farmoutee's unused materials utilized by Farmoutor, a reasonable compensation for Farmoutee's materials.

                4.9.5. In the event Farmoutee abandons one (1) or more Farmout Wells without Farmoutor's prior approval, this Agreement shall immediately terminate as to such wells. As a result, Farmoutee shall forfeit all rights in such well(s), and shall, as a penalty for said default, pay Farmoutor the sum of $50,000.00 per such well within thirty (30) days of receipt of notice of said default. Additionally, Farmoutee shall remain responsible for any and all costs and obligations incurred in connection with or otherwise associated with Farmoutee's operations on said abandoned well(s). Payment of the above penalty for said default shall constitute the exclusive remedy of Farmoutor for Farmoutee's failure to obtain Farmoutor's prior approval.

        4.10.   CONDITIONAL AREA
                Notwithstanding Sections 4.2 and 4.3, certain terms shall apply to the Conditional Area as fol1ows:

                4.10.1. Farmoutor shall have the right to propose and drill for its own account or participate at up to its full interest in the drilling, sidetracking and/or deepening of any one (1) well of its choosing in the Conditional Area after the Effective Date.

                4.10.2. Farmoutor shall have the right to propose and drill for its own account or participate at up to its full interest in the drilling, sidetracking and/or deepening of any well in the Farmout Area which would compete with, or drain any reservoirs discovered by, the drilling, sidetracking and/or deepening of the one (1) well provided for in
                              Section 4.10.1.

                4.10.3. Farmoutee may propose Optional Wells to Farmoutor in the Conditional Area. Prior to the drilling, sidetracking and/or deepening of the one (1) well provided for in Section 4.10, Farmoutee shall not propose any well or disclose any undrilled prospect in the Conditional Area to any third party (including but not limited to any third party owning an interest in the Conditional Area or having the right to participate in such a well or undrilled prospect, but excluding Farmoutee's legal or financial representatives and assigns) unless Farmoutor provides its written permission for the well proposal(s) and undrilled prospect disclosures to such third party(ies).

                4.10.4. The terms of this Section 4.10 shall not exclude proposal of, or performance of, Farmout Workovers, Subsequent Workovers or Subsequent Well Operations by or on behalf of Farmoutee in the Conditional Area prior to the drilling, sidetracking or deepening of the one (1) well provided for in
                              Section 4.10.1.

        4.11.   WELL SPACING

                4.11.1. No well shall be completed or recompleted above the base of the 9800' Sand in the Farmout Area within that portion of each reservoir within 1,500' of:

                         4.11.1.1. Any well completion producing from such
                                   reservoir as of the Effective Date, without the express written approval of Farmoutor.

                         4.11.1.2. Any well completion in Farmout Area 1 or
                                   Farmout Area 2 producing from such reservoir and which production from such well completion is or, after
                                             Payout hereunder or payout of any
                                             non-consent, will be owned all or
                                             in part by Farmoutor, without the
                                             express written approval of
                                             Farmoutor.

                                4.11.1.3.    Any well completion in Farmout
                                             Area 1 or Farmout Area 2 producing
                                             from such reservoir and which
                                             production from such well
                                             completion is or, after Payout
                                             hereunder or payout of any
                                             non-consent, will be owned all
                                             or in part by Farmoutee, without
                                             the express written approval of
                                             Farmoutee.

                4.11.2. No well shall be completed or recompleted above the base of the 9800' Sand in the Farmout Area within that portion of each reservoir penetrated by and behind pipe at or above the completion(s) in and within 1,500' of any well bore producing in the Farmout Area as of the Effective Date, without the express written approval of Farmoutor.

                4.11.3. No well shall be completed or recompleted above the base of the 9800' Sand in the Farmout Area within that portion of each reservoir penetrated by and behind pipe in an unabandoned portion of and within 1,500' of:

                         4.11.3.1. Any non-producing well bore previously (but after the Effective Date) drilled and completed or recompleted for production in paying quantities which were or, after Payout hereunder or payout of any non-consent, would be owned all or in part by Farmoutor, without the express written approval of Farmoutor.

                         4.11.3.2. Any non-producing well bore previously (but after the Effective Date) drilled and completed or recompleted for production in paying quantities which were or, after Payout hereunder or payout of any non-consent, would be owned all or in part by Farmoutee, without the express written approval of Farmoutee.

                4.11.4.  Notwithstanding the other provision of this
                         Section 4.11, no well shall be completed or recompleted within that portion of each reservoir in Farmout Area 3 within 500' of La. State Lease 1367 Well # 18, without the express written approval of Farmoutor.

                4.11.5. No well shall be completed or recompleted below the base of the 9800' Sand in the Farmout Area within that portion of each reservoir penetrated by and behind pipe in an unabandoned portion of and within 2,200' (4,200' if a Gas Reservoir Below 9800' Sand) of:

                         4.11.5.1. Any well bore previously (but after the
                                   Effective Date) drilled and completed or recompleted for production in paying quantities owned all or in part by Farmoutor (whether before or after Payout, if applicable) without the express written approval of Farmoutor.

                         4.11.5.2. Any well bore previously (but after the
                                   Effective Date) drilled and completed or recompleted in any reservoir for production in paying quantities owned all or in part by Farmoutee (whether before or after Payout, if applicable), without the express written approval of Farmoutee.

               4.11.6.   The 4200' distance for a Gas Reservoir Below 9800'
                         Sand under Section 4.11.5 shall not apply to any well drilled or sidetracked below the 9800' Sand in the Farmout Area through a reservoir prior to the time that said reservoir is determined to be a Gas Reservoir Below 9800' Sand.

               4.11.7.   Notwithstanding the other provision of this
                         Section 4.11, no well shall be completed or recompleted in the stratigraphic portion of the Farmout Area from the surface of the earth to the base of the 7600' Lower Sand within 1,000' of the bold, black outline on Exhibit A-8, without the express written approval of Farmoutor.

               4.11.8. Each Party shall be entitled to its operating rights interest share or participating interest share, if different, of all production from each well in which it participates regardless of the actual drainage area for the well; provided, however, that the well is not in violation of the provisions of Section 4.11.1 through
                         4.11.6 (inclusive) and that neither the involved reservoir, the drainage area, nor the area proven by the well are solely or partially within Lease OCS 0166 or beyond the limits of the Farmout Area.

          4.12.    SUBSEQUENT WELL OPERATIONS
                   Either Party may propose Subsequent Well Operations in an Earning Well or in other Farmout Wells to explore and/or develop Earned Areas and, subject to the Operating Agreement (except that, as between Farmoutor and Farmoutee, the nonconsent recovery provisions of the first but not the second paragraph of Article IX. E. shall apply in the case of a non-consent by either Party), each Party shall have the option to participate at its operating rights interests in said Earned Areas at the time said operation is commenced. Farmoutee shall not earn any additional operating rights interests in the Farmout Area through Subsequent Well Operations.

          4.13.    ABANDONMENT

                   4.13.1. Subject to Farmoutor's well takeover rights under Section 4.9 and unless mutually agreed in writing by Farmoutor and Farmoutee to the contrary, but not later than allowable by applicable governmental, laws, orders, rules or regulations nor later than six (6) months after termination of this Agreement unless Farmoutor agrees to take over the well, Farmoutee [at its sole cost, risk, liability and expense except to the extent of any participating interest therein of any third party participant(s) in each Farmout Well] shall permanently plug and abandon said well (including but not limited to the caisson and related equipment and flowlines if the well is located in a single well caisson) upon or within six (6) months after completion of an unsuccessful Well Operation therein by or on behalf of Farmoutee.

                   4.13.2. Within the time allowed by applicable governmental, laws, orders, rules or regulations, but not later than six (6) months after termination of this Agreement unless mutually agreed in writing by Farmoutor and Farmoutee to the contrary, Farmoutee [at its sole cost, risk, liability and expense except to the extent of any participating interest therein of any third party participant(s)] shall abandon and remove each platform and caisson (including but not limited to any related flowlines and equipment thereon) installed after the Effective Date for one (1) or more Farmout Wells.

                   4.13.4. Except as provided in Section 4.13.1 and 4.13.2 and unless mutually agreed in writing by Farmoutor and Farmoutee to the contrary, Farmoutee shall not assume any of Farmoutor's liability for abandonment or removal of caissons, platforms, facilities, equipment, flowlines or pipelines pursuant to or as a result of this Agreement.

          5.       EARNING AND TRANSFER(S) OF INTEREST
                   The rights available to be earned by Farmoutee from Farmoutor in the Farmout Area pursuant to this Agreement shall be limited as provided hereafter in this Section 5.

                   5.1. EARNING
                        For each Obligation Well and Optional Well which are completed for production as a commercially productive oil and/or gas well pursuant to Well Operations conducted by or on behalf of Farmoutee in a timely manner pursuant to Sections 4.2 or 4.3, whichever is applicable, and provided that said well is not completed in any of the Excluded Portions of Reservoirs, and further provided that Farmoutee executes and provides Farmoutor with a sworn affidavit stating that there are no delinquent debts, charges, or liens affecting or burdening any of the Farmout Leases as a result of said Well Operations in said well, and provided that Farmoutee has substantially complied with all of the foregoing requirements of this Section 5.1 and all other material requirements of this Agreement with respect to such well and provides Farmoutor with written notice of same within thirty (30) days, then, effective upon completion and hook-up of said well for production, Farmoutee shall earn and Farmoutor shall retain certain interests, subject to Section 5.7, as follows:

                        5.1.1. If the initial earning Well Operation in said well was spud or commenced in a calendar month for which the Index Price was $17.50 or more per barrel of oil in the prior calendar month (but excluding Earned Areas in the Exploration Prospect):

                                5.1.1.1.   Farmoutee shall earn SEVENTY-FIVE
                                           PERCENT OF ONE HUNDRED PERCENT (75%
                                           of 100%) of Farmoutor's operating
                                           rights interests in and to the Earned
                                           Areas before Payout and FIFTY PERCENT
                                           OF ONE HUNDRED PERCENT (50% of 100%)
                                           of Farmoutor's operating rights
                                           interests in and to the Earned Areas
                                           upon and after Payout.

                                5.1.1.2. Farmoutor shall retain, reserve and have TWENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (25% of 100%) of Farmoutor's operating rights interests before Payout in and to the Earned Areas and FIFTY PERCENT OF ONE HUNDRED PERCENT (50% of 100%) of Farmoutor's operating rights interests upon and after Payout in and to the Earned Areas.

                                5.1.1.3.   Farmoutee, out of the operating
                                           rights interests transferred to
                                           Farmoutee from Farmoutor pursuant to
                                           Section 3, shall be deemed to have
                                           thereupon transferred back to
                                           Farmoutor and Farmoutor shall
                                           thereupon have and own TWENTY-FIVE
                                           PERCENT OF ONE HUNDRED PERCENT (25%
                                           of 100%) of the operating rights
                                           interests before Payout in and to
                                           said well from the surface down to
                                           the deepest depth contained in Earned
                                           Areas and FIFTY PERCENT OF ONE
                                           HUNDRED PERCENT (50% of 100%) of the
                                           operating rights interests upon and
                                           after Payout in and to said well from
                                           the surface down to the deepest depth
                                           contained in the Earned Areas. The
                                           operating rights interests
                                           transferred back to Farmoutor
                                           pursuant to this subsection 5.1.1.3
                                           shall result in Farmoutor having and
                                           owning operating rights interests in
                                           and to the Farmout Well which equal
                                           the operating rights interests which
                                           were retained and reserved by
                                           Farmoutor under the foregoing
                                           subsection 5.1.1.2.

                         5.1.2. If the initial earning Well Operation in said well was spud or commenced in a calendar month for which the Index Price was $14.50 or more but less than $17.50 per barrel of oil in the prior calendar month (but excluding Earned Areas in the Exploration Prospect):

                                   5.1.2.1.     Farmoutee shall earn EIGHTY
                                                PERCENT OF ONE HUNDRED PERCENT
                                                (80% of 100%) of Farmoutor's
                                                operating rights interests in
                                                and to the Earned Areas before
                                                Payout and SIXTY PERCENT OF ONE
                                                HUNDRED PERCENT (60% of 100%) of
                                                Farmoutor's operating rights
                                                interests in and to the Earned
                                                Areas upon and after Payout.

                                   5.1.2.2.     Farmoutor shall retain, reserve
                                                and have TWENTY PERCENT OF ONE
                                                HUNDRED PERCENT (20% of 100%) of
                                                Farmoutor's operating rights
                                                interests before Payout in and
                                                to the Earned Areas and FORTY
                                                PERCENT OF ONE HUNDRED PERCENT
                                                (40% of 100%) of Farmoutor's
                                                operating rights interests upon
                                                and after Payout in and to the
                                                Earned Areas.

                                   5.1.2.3.     Farmoutee, out of the operating
                                                rights interests transferred to
                                                Farmoutee from Farmoutor
                                                pursuant to Section 3, shall be
                                                deemed to have thereupon
                                                transferred back to Farmoutor
                                                and Farmoutor shall thereupon
                                                have and own TWENTY PERCENT OF
                                                ONE HUNDRED PERCENT (20% of
                                                100%) of the operating rights
                                                interests before Payout in and
                                                to said well from the surface
                                                down to the deepest depth
                                                contained in Earned Areas and
                                                FORTY PERCENT OF ONE HUNDRED
                                                PERCENT (40% of 100%) of the
                                                operating rights interests upon
                                                and after Payout in and to said
                                                well from the surface down to
                                                the deepest depth contained in
                                                the Earned Areas. The operating
                                                rights interests transferred
                                                back to Farmoutor pursuant to
                                                this subsection 5.1.2.3 shall
                                                result in Farmoutor having and
                                                owning operating rights
                                                interests in and to the Farmout
                                                Well which equal the operating
                                                rights interests which were
                                                retained and reserved by
                                                Farmoutor under the foregoing
                                                subsection 5.1.2.2.

                         5.1.3. If the initial earning Well Operation in said well was spud or commenced in a calendar month for which the Index Price was less than $14.50 per barrel of oil in the prior calendar month (but excluding Earned Areas in the Exploration Prospect):

                                   5.1.3.1. Farmoutee shall earn EIGHTY-FIVE PERCENT OF ONE HUNDRED PERCENT (85% of 100%) of Farmoutor's operating rights interests in and to the Earned Areas before Payout and SIXTY PERCENT OF ONE HUNDRED PERCENT (60% of 100%) of Farmoutor's operating rights interests in and to the Earned Areas upon and after Payout.

                                   5.1.3.2.     Farmoutor shall retain, reserve
                                                and have FIFTEEN PERCENT OF ONE
                                                HUNDRED PERCENT (15% of 100%) of
                                                Farmoutor's operating rights
                                                interests before Payout in and
                                                to the Earned Areas and FORTY
                                                PERCENT OF ONE HUNDRED PERCENT
                                                (40% of 100%) of Farmoutor's
                                                operating rights interests upon
                                                and after Payout in and to the
                                                Earned Areas.

                                   5.1.3.3.     Farmoutee, out of the operating
                                                rights interests transferred to
                                                Farmoutee from Farmoutor
                                                pursuant to Section 3, shall be
                                                deemed to have thereupon
                                                transferred back to Farmoutor
                                                and

                                      Farmoutor shall thereupon have and own
                                      FIFTEEN PERCENT OF ONE HUNDRED PERCENT
                                      (15% of 100%) of the operating rights
                                      interests before Payout in and to said
                                      well from the surface down to the deepest depth contained in Earned Areas and FORTY PERCENT OF ONE HUNDRED PERCENT (40% of 100%) of the operating rights interests upon and after Payout in and to said well from the surface down to the deepest depth contained in the Earned Areas. The operating rights interests transferred back to Farmoutor pursuant to this subsection 5.1.3.3 shall result in Farmoutor having and owning operating rights interests in and to the Farmout Well which equal the operating rights interests which were retained and reserved by Farmoutor under the foregoing subsection 5.1.3.2.

                5.1.4. For any earning Well Operation in said well if in the Exploration Prospect:

                         5.1.4.1. Farmoutee shall earn FIFTY-FIVE PERCENT OF ONE HUNDRED PERCENT (55% of 100%) of Farmoutor's operating rights interests in and to the Earned Areas in the Exploration Prospect, except that Farmoutee shall earn ONE HUNDRED PERCENT (100%) of Farmoutor's operating rights interests before Payout in and to said well and all production from any and all completion(s) of said well in the Earned Areas in the Exploration Prospect and SEVENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (75% of 100%) of Farmoutor's operating rights interests upon and after Payout of said Well in and to said well and all production from any and all completion(s) of said well in the Earned Areas in the Exploration Prospect.

                         5.1.4.2. Farmoutor shall retain, reserve and have FORTY-FIVE PERCENT OF ONE HUNDRED PERCENT (45% of 100%) of Farmoutor's operating rights interests in the Earned Areas in the Exploration Prospect, except that Farmoutor shall have TWENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (25% of 100%) of Farmoutor's operating rights interests upon and after Payout of said Well in and to said well and all production from any and all completion(s) of said well in the Earned Areas in the Exploration Prospect.

                          5.1.4.3. Farmoutee, out of the operating rights interests transferred to Farmoutee from Farmoutor pursuant to Section 3, shall be deemed to have thereupon transferred back to Farmoutor and Farmoutor shall thereupon have and own TWENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (25% of 100%) of the operating rights interests upon and after Payout in and to said well from the surface down to the deepest depth contained in the Earned Areas in the Exploration Prospect. The operating rights interests transferred back to Farmoutor pursuant to this subsection 5.1.4.3 shall result in Farmoutor having and owning operating rights interests in and to said well which equal the operating rights interests which were retained and reserved by Farmoutor in and to said well under the foregoing subsection 5.1.4.2.

                          5.1.4.4. In the event that Farmoutee proposes the drilling or sidetracking of any well as a Subsequent Well Operation in the Earned Areas within the Exploration Prospect, Farmoutor shall have the option to participate or non-consent pursuant to

                                    Section 4.12 or to elect to assign to
                                    Farmoutee all of Farmoutor's retained
                                    operating rights interest in and to said well and all production from any completion of said well in the Earned Areas within the Exploration Prospect, subject to Farmoutor reserving the right to an assignment of TWENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (25% of 100%) operating rights interest therein upon and after Payout of said well just as would have been the case if Farmoutee had not already earned therein and said well was an Obligation Well or an Optional Well to the Exploration Prospect rather than a Subsequent Well Operation in the Earned Areas within the Exploration Prospect. Notwithstanding terms of this
                                    Section 5.1.4.4, until termination of this Agreement, Farmoutee shall have the option to participate in any replacement well in the Earned Areas within the Exploration Prospect at the same interests, if any, in which Farmoutee participated in a well which is to be replaced by said replacement well and, if Farmoutee so participates in said replacement well, Farmoutee shall have the right to participate in the production from said replacement well at the same interests, if any, which Farmoutee had in the production from the well which was replaced by said replacement well; provided, however,
                                    (i) that said replacement well is drilled or sidetracked solely for the purpose of replacing a well lost due to mechanical or other failure, (ii) that said replacement well produces only within 200' of the lost well it replaces, and (ii) that said replacement well produces only production from the same reservoir(s) in which Farmoutee was entitled to participate in production at said interests in the lost well.

         5.2.     TERMINATION OF FARMOUTEE'S RIGHT TO EARN

                  Subject to the sole exception of certain Farmout Workovers performed pursuant to Section 4.3.2, Farmoutee's rights to earn any additional interest under Section 5.1 shall terminate
                  (i) in depths above the base of the 9800' Sand in Farmout Area 1 upon termination of Farmoutor's rights pursuant to 4.3.1.6,
                  (ii) in Farmout Area 2 upon termination of Farmoutor's rights pursuant to 4.3.1.7, (iii) in all of Farmout Area 3 upon termination of Farmoutor's rights pursuant to 4.3.1.8, and
                  (iii) in Farmout Area 4 and depths below the 9800' Sand in Farmout Area 1 upon termination of Farmoutor's rights pursuant to 4.3.1.9.

         5.3.     INTERESTS TRANSFERRED

                  5.3.1. In the event that Farmoutee earns operating rights interests pursuant to Section 5.1, Farmoutor shall execute and deliver an assignment conveying to Farmoutee the percentage of operating rights interests specified in Section 5.1 before Payout of the Farmout Well. Said assignment shall be effective upon Farmoutee's completion and hook-up of the Farmout Well for production.

                  5.3.2. Said assignment shall be in the form of Exhibit E or a mutually agreeable form recordable in the records of Lafourche Parish, Louisiana and acceptable to the MMS or the State Mineral Board of the State of Louisiana as appropriate. Said Assignment shall be filed for approval with the MMS or the State Mineral Board of the State of Louisiana as appropriate.

                  5.3.3. In order to comply with current MMS rules and regulations for assignments, said assignments for filing with the MMS shall be made by aliquots (1/4 - 1/4 - 1/4s) from the stratigraphic equivalent of the most shallow depth in each particular aliquot in which Farmoutee earned operating rights pursuant to
                           Section 5.1 down to the stratigraphic
                           equivalent of the deepest depth in which Farmoutee earned operating rights pursuant to Section 5.1 in that particular aliquot; provided, however, that said assignment or assignments shall be subject to this Agreement and to a letter agreement or letter agreements by and between the Parties in which the Parties shall specify the actual Earned Areas assigned notwithstanding the depths and aliquots described as assigned in said assignment.

                  5.3.4. Upon and effective with Payout throughout the assigned portion of each aliquot in MMS assignments, Farmoutee shall make a re-assignment to Farmoutor in similar form, which instrument shall be filed for approval with the MMS so that Farmoutee and Farmoutor each have proper title to their respective share of operating rights after Payout as provided in Section 5.1.

                  5.3.5. Upon and effective with Payout of the assigned portion of the Farmout Area in the State of Louisiana, Farmoutee shall make a re-assignment to Farmoutor in similar form to that used to assign the before Payout interests therein, which instrument shall be filed for approval with the State Mineral Board of the State of Louisiana so that Farmoutee and Farmoutor each have proper title to their respective share of operating rights after Payout as provided in
                           Section 5.1.

         5.4.     NO WARRANTY

                  Without representation or warranty, but subject to the subrogation hereafter provided for in this Section 5.4, Farmoutor has advised Farmoutee that Farmoutor believes (a) that it owns ONE HUNDRED PERCENT (100%) of the operating rights and record title interest in the Farmout Area except for (i) that portion of the Farmout Area affected by OCS-G 0166 covering the S/2 of South Timbalier Block 23 and (ii) within any "participating area" (as per the Operating Agreement) which includes any portion of Leases OCS 0164,0165 or 0166, (b) that there are no encumbrances burdening the Farmout Area other than the lessor's royalty and additional tax royalty, and (c) that it has the right to grant to Farmoutee the rights set forth in this Agreement. The transfer of any interest in the Farmout Well pursuant to this Agreement shall be made without express or implied warranty of any kind, but shall grant and convey full subrogation to the rights of the Party or Parties making the transfer.

         5.5.     NEW BURDENS

                  Farmoutor represents and warrants that from and after March 1, 1998 it has not created, and it agrees that it shall not under any circumstance(s) hereafter create, any overriding royalty, production payment, net profits interest, mortgage or other similar or dissimilar burden which Farmoutee would have to bear under any circumstance(s) pursuant to or as a result of this Agreement whether as a result of any transfer or assignment to Farmoutee hereunder, any non-consent or default hereunder by Farmoutor, any full or partial termination of this Agreement or otherwise. Farmoutee represents and warrants that it has not heretofore created, and it agrees that it shall not under any circumstance(s) create, any overriding royalty, production payment, net profits interest, mortgage or other similar or dissimilar burden which Farmoutor would have to bear under any circumstance(s) pursuant to or as a result this Agreement whether as a result of any transfer or assignment to Farmoutor hereunder, any non-consent or default hereunder by Farmoutee, any full or partial termination of this Agreement or otherwise.

         5.6.     TRANSFERS SUBJECT TO APPLICABLE APPROVALS

                  In the event that the transfer of any interest in and to the Farmout Area or the Farmout Well requires approval of the lessor or of any state or federal agency having jurisdiction, the obligations so to transfer shall be subject to Farmoutee's obtaining the pertinent approval. Farmoutor agrees to assist Farmoutee in any reasonable way necessary to help Farmoutee secure such approvals.

         5.7.     PROPORTIONATE REDUCTION

                  If the operating rights interest earned and transferred to Farmoutee pursuant to this Agreement covers less than the full operating rights interests in the Earned Areas, then the operating rights conveyed to Farmoutee and reserved and/or transferred to Farmoutor in any such transfer shall be reduced proportionately as to any production affected thereby. If Farmoutor participates in an earning Well Operation, then Farmoutor's operating rights interest in which Farmoutor so participates shall be reserved to Farmoutor, and the balance of Farmoutor's operating rights interest shall be proportionately conveyed to Farmoutee and reserved and/or transferred to Farmoutor in any such transfer pursuant to
                  Section 5.1.

         5.8.     RETAINED RIGHTS: NO UNREASONABLE INTERFERENCE

                  5.8.1. Any transfer of interest from Farmoutor to Farmoutee pursuant to this Agreement shall provide that Farmoutor shall retain all rights necessary to drill to, produce from and operate in all depths on the Farmout Lease; provided, however, until the earlier of Farmoutee earning operating rights interests under this Agreement or termination of this Agreement without Farmoutee's earning operating rights interests under this Agreement, Farmoutor shall not
                           (a) develop or produce from that portion of the Farmout Area in which Farmoutee has the right to earn operating rights interests under this Agreement or (b) produce from or conduct operations in any of the Obligation Wells except any taken over by Farmoutor upon any proposed abandonment thereof by Farmoutee.

                  5.8.2. In the event that Farmoutee earns operating rights pursuant to Section 5.1, all future development and operation of and production from Earned Areas by Earning Wells or any other wells through Subsequent Well Operations shall be done thereupon and thereafter for the mutual benefit of the Parties under the terms of this Agreement, the Terms for Contract Operations and Processing, and the Operating Agreement until and subject to the reassignment, termination and other provisions of Sections 7.5 and 10.

                  5.8.3. Each Party agrees not to interfere unreasonably with the operations of the other Party. In the event of conflicting operations, the Parties agree to meet promptly and work in good faith to resolve such conflicts, including those situations remedied by the provisions of Section 6 below. In addition, it is understood and agreed that Farmoutee shall provide Farmoutor with all Designation of Operator and other regulatory forms requested by Farmoutor to enable Farmoutor to conduct all the operations, other than Farmoutee's Well Operations, under the terms of this Agreement, the Terms for Contract Operations and Processing, and the Operating Agreement subject to the reassignment, termination and other provisions of Sections 7.5 and 10.

         5.9.     ACCOUNTING MATTERS

                  5.9.1.   ACCOUNTING PROCEDURE

                           As to all Farmout Wells, all costs and expenses (including those associated with Payout) which are accruing or incurred pursuant to this Agreement and under any transfer of interest between the Parties pursuant hereto, if any, shall be determined and accounted for in accordance with the Accounting Procedure attached to the Operating Agreement. To the extent that any provision of said Accounting Procedure conflicts with any other provision of this Agreement, the terms of this Agreement shall prevail.

                  5.9.2.   PAYOUT

                           Payout shall be calculated separately Earning Well by Earning Well. Farmoutee shall monitor Payout, providing monthly payout statements to Farmoutor pursuant to Section 9.2.2.5 below. In the event that Payout has not occurred in an Earning Well, and if a Subsequent Well Operation, including but not limited to a Subsequent Workover is performed in such a well and whether or not both Parties participate in said workover, certain terms shall apply with respect to Payout in said well as follows:

                           5.9.2.1. The proceeds of production from Farmoutee's
                                    participating interest, if any, in said
                                    Subsequent Well Operation shall be applied first to Payout of Farmoutee's share of costs and expenses of, from and after said Subsequent Well Operation in said well (including but not limited to recovery of penalty for any non-consent by Farmoutor in said Subsequent Well Operation, but excluding all costs, expenses and non-consent penalty of, from or after the next Subsequent Well Operation in said well or any other Subsequent Well Operation in said well) and shall be then applied to any unpaid out balance of Farmoutee's share of costs and expenses incurred of and for said well prior to the first Subsequent Well Operation in said well.

                           5.9.2.2. Payout shall occur upon Farmoutee's recovery
                                    of its share of (i) costs and expenses of, from and after said Subsequent Well Operation (including but not limited to recovery of penalty for any non-consent by Farmoutor in said Subsequent Well Operation, but excluding all costs, expenses and non-consent penalty of, from or after the next Subsequent Well Operation in said well or any other Subsequent Well Operation in said well, and (b) costs and expenses incurred of and for said well prior to the first Subsequent Well Operation in said well.

                           5.9.2.3. Notwithstanding the provisions of Sections
                                    5.9.2.1 and 5.9.2.2, no unrecovered cost or expense, including but not limited to any unrecovered non-consent penalty, from or applicable to any workover or Subsequent Well Operation in an Earning Well shall be carried forward, applied against or recovered out of production from any other workover or Subsequent Well Operation in such Earning Well.

                           5.9.2.4. Non-consent of a Subsequent Workover (or any
                                    workover) shall not serve as a transfer of operating rights interest in any well and shall not preclude a Party which non-consented such workover from proposing and/or participating in another workover whether or not the prior workover or any other workover has paid out.

                  5.9.3.   POOLED PAYOUT EXCEPTION

                           Notwithstanding the terms and conditions of Section
                           5.9.2.1 and 5.9.2.2, in the event that the 1500 B Prospect Well and/or any one (1) certain sidetrack well (as expressly identified and designated in advance by Farmoutee as hereinafter provided) in Farmout Area 1 or Farmout Area 2 is not successfully completed for production, Farmoutee shall be allowed to recoup its costs of said unsuccessful well(s) including said costs thereof in with the costs incurred in and subject to payout of any one (1) other certain Major Operation (as expressly identified and designated in advance by Farmoutee as hereinafter provided), whether in an Obligation Well or an Optional Well; provided, however, that said certain sidetrack well and said certain Major Operation are expressly identified and designated for said recoupment purpose by written notice from Farmoutee to Farmoutor prior to commencement of said sidetrack well and said Major Operation. In the event that such Major Operation is unsuccessful or fails to fully recover all such sums, Farmoutee's right of recoupment terminates with the abandonment of that Major Operation.

         5.10.    OPERATING AGREEMENT

                  Except as otherwise provided in this Agreement, all operations pursuant to this Agreement (including, but not limited to, plugging and abandonment of wells, cleaning and restoration of wells, and abandonment and removal of structures) shall be performed pursuant to the terms of that certain Operating Agreement effective as of June 28, 1957, between Continental Oil Company, The Atlantic Refining Company, Tidewater Oil Company, Cities Service Production Company and The California Company, as amended. Notwithstanding the foregoing and as between Farmoutor and Farmoutee, (i) the nonconsent recovery provisions of the first but not the second paragraph of
                  Article IX. E. of said agreement shall apply in the case of a non-consent by either Party.

         5.11.    PRE-EXISTING AGREEMENTS

                  Notwithstanding any other provisions of this Agreement, the Parties hereby expressly acknowledge and agree that this Agreement and all operations performed under the terms of this Agreement and all agreements, transfers and assignments entered into between the Parties pursuant to this Agreement are subject to the terms and provisions of certain agreements being (i) the Leases, (ii) that certain South Bay Marchand Unit Agreement dated June 28, 1957 between The California Company, Continental Oil Company, The Atlantic Refining Company, Tidewater Oil Company, and Cities Service Production Company, and designated and approved by the U.S. Geological Survey as No. 14-08-001-3915, as amended, (iii) the Operating Agreement, (iv) that certain Unit Agreement for the Development and Operation of the 3650' Upper RD Sand effective October 1, 1970 between Chevron Oil Company and the State Mineral Board for the State of Louisiana, and designated and approved by the U.S. Geological Survey as No. 14-08-0001-11737, as amended, (v) that certain Unit Agreement for the Development and Operation of the 3650' Lower RD Sand effective April 1, 1973 between Chevron Oil Company and the State Mineral Board for the State of Louisiana, and designated and approved by the U.S. Geological Survey as No. 14-08-0001-12442, as amended, (vi) that certain Purchase and Sale Agreement effective October 1, 1987 between Atlantic Richfield Company and Chevron U.S.A. Inc., (vii) that certain Purchase and Sale/Exchange Agreement executed November 1, 1995 between Conoco Inc. and Chevron U.S.A. Inc., (viii) that certain Farmout Agreement effective May 1, l998 by and between Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc., and W & T Offshore, Inc., as amended by Letter Agreement effective June 16, 1998 and by Letter Agreement dated July 29, 1998, and (ix) any other agreement of public record as of March 1, 1998; provided, however, the Parties shall endeavor in good faith to operate under and comply with the terms of this Agreement and all agreements entered into between the Parties pursuant to this Agreement to the extent reasonably possible to do so given the agreements itemized in (i) through (ix) above.

6.       SHUTTING IN PRODUCTION

         6.1.     OPERATIONS, SAFETY AND COMPLIANCE

                  6.1.1. Farmoutor shall have the right to shut in Farmoutee's production for reasonable periods in order to conduct drilling or other operations. Likewise, Farmoutee shall have the right to require Farmoutor to shut in Farmoutor's production for reasonable periods in order to conduct drilling or other operations in support of efforts to produce and sell production from the Farmout Well. Each Party shall give the other at least ten (10) days notice of a proposed shut in, except that in the event of an emergency whichever Party is the operator detecting or incurring the emergency, Farmoutee during its Well Operations or Farmoutor during its operations; shall give the other Party notice as soon as is reasonably possible under the circumstances.

                  6.1.2. If, within forty-eight (48) hours of Farmoutee's receipt of written notice of any governmental safety or governmental compliance problem affecting the Farmout Well or associated pipelines, equipment and facilities which arises as a result of Farmoutee's operations, such problem is not corrected or in process of correction to the satisfaction of the governmental agency involved, Farmoutor shall have the right, which shall not be unreasonably exercised, to take over and/or shut down the operations of Farmoutee in order to rectify such governmental safety or governmental compliance problems affecting Farmoutor's platforms, equipment or production. Any expenses or costs incurred by Farmoutee as the result of Farmoutor's takeover and/or shut down of Farmoutee's operations pursuant to this paragraph shall be borne exclusively by Farmoutee.

         6.2.     NO COST TO PARTIES

                  Neither Party shall bear any cost, responsibility or obligation to the other Party for any production deferral, loss or other cost associated with the shutting in of production pursuant to this Section 6.

7.       TERMS FOR CONTRACT OPERATIONS AND PROCESSING

         7.1. Farmoutor shall contract operate the wells completed for production under this Agreement, and shall contract operate and process all production from said wells pursuant to the terms of this Section 7.

         7.2. Subject to Section 7.4, the terms for Contract Operations shall include the following provisions:

                  7.2.1. Notwithstanding the terms and conditions of the Operating Agreement and its Accounting Procedure, Farmoutor shall bear all costs and expenses of the Contract Operations except as expressly provided otherwise in this Section 7, and, as compensation for the Contract Operations, Farmoutor shall charge Farmoutee and Farmoutee shall pay its operating interest share, or participating interest if different, of the Contract Fee.

                  7.2.2. The Contract Fee shall be subject to an annual adjustment effective April 1st each year beginning April 1, 2000. The adjustment shall be computed by multiplying the Contract Fee then currently in use by the percentage adjustment recommended by COPAS each year. The adjusted Contract Fee shall be the Contract Fee currently in use, plus or minus the computed adjustment. If any dispute arises over acceptance of any adjustment to the Contract Fee requested and if such dispute remains unresolved for one hundred twenty (120) days, Farmoutor shall thereafter have the right to suspend the Contract Operations until Farmoutee pays the Contract Fee in use prior to such dispute plus at least 75% of the disputed adjustment, and the Parties shall diligently strive to resolve such dispute in good faith as soon as possible.

                  7.2.3. The Contract Fee does include Farmoutor's extra overhead for performing and accounting for the Contract Operations; provided, however, that Farmoutor's basic overhead as operator under the Accounting Procedure attached to the Operating Agreement shall be an additional charge under the Operating Agreement.

                  7.2.4. The Contract Fee includes recovery of Farmoutor's existing investment in facilities, equipment and pipelines as of the Effective Date and no separate investment recovery charge shall be made against Farmoutee for same.

                  7.2.5. The Contract Fee does not include any costs and expenses of any and all Adverse Events arising out of the Contract Operations, and all such costs and expenses (including but not limited to awarded damages, fines, penalties, judgments and costs of defense) shall, be charged to the well (or equally to each well) served by the specific Contract Operations out of which such Adverse Event arose and all said costs and expenses so charged to said well or wells shall be paid and borne by the Parties in proportion to their operating interests, or participating interests if different, in said well or wells. Each Party shall be given prompt but reasonable notice under the circumstances of the occurrence of any and all Adverse Event potentially chargeable in whole or part to such Party and each such Party shall have the opportunity to promptly participate in the defense and the resolution of same. No settlement or compromise shall be entered into which causes any Party to assume or bear any obligation or make any payment without such Party's written consent.

                  7.2.6. The Contract Fee is based on Farmoutor's current practices and methods in place in the Farmout Area for operation of its own wells and production in a manner similar to the Contract Operations and on current conditions assuming normal cost escalations under normal market conditions, all as of the Effective Date. Given the foregoing, Farmoutor, under certain demonstrable economic hardships, shall have the option to notify Farmoutee of the particulars (including but not limited to the nature of the hardship and an estimate of the associated costs, expenses and economic circumstances supporting such claim), and enter into good faith negotiations to amend the terms in this Agreement to provide for continued Contract Operations and compensate Farmoutor for additional costs and expenses; however, in no event shall Farmoutor be entitled to recover more than Farmoutee's pro rata share of same given the ownership of the production benefiting, or to benefit, therefrom. If the Parties are unable to agree upon and enter into such a mutually acceptable amendment, each Party shall have the right to terminate the Contract Operations by and upon six (6) month's prior written notice to the other Party; provided, however, any and all obligations accrued prior to such termination shall remain in force and effect until performed, fulfilled and satisfied. Those certain circumstances are as follows:

                           7.2.6.1. Additional costs and expenses are, or would
                                    have to be, incurred in order to bring the Contract Operations into compliance with, or to modify the Contract Operations as necessary to be in compliance with, applicable laws, orders, permits, rules, regulations and governmental requirements. Farmoutor considers its processes and methods to be utilized to perform the Contract Operations to be in compliance with applicable laws, orders, rules, regulations and requirements existing as of Effective Date, but Farmoutor does not represent or warrant the same because of the volume and complexity of such laws, orders, rules, regulations and governmental requirements taken together with the varying interpretations within government and industry.

                           7.2.6.2. Additional costs and expenses are, or would
                                    have to be, incurred in the event of any unusual fluctuation in a market or a change in the regulations causes or results in a greater than normal escalation of prices for chemicals, materials, goods, services and/or labor.

                           7.2.6.3. Additional costs and expenses are, or would
                                    have to be, incurred because a well or
                                    production therefrom is of an unfit quality for performance of the Contract Operations.

                           7.2.6.4. Additional costs and expenses in excess of
                                    $50,000 per occasion or situation are, or would have to be, incurred in order to mitigate or eliminate circumstances, arising for reasons other than those itemized hereinabove, which prevent or limit performance of the Contract Operations without incurring such additional costs and expenses.

                           7.2.6.5. It becomes uneconomic for the Farmoutor to
                                    continue to perform the Contract Operations.

                  7.2.7. Notwithstanding anything contained herein or elsewhere in this Agreement, if Farmoutor is rendered unable to perform the Contract Operations by reason of, due to or to the extent of any laws, orders, permits, rules, regulations and requirements promulgated by any commission or governmental agency of the United States or of the State of Louisiana or subdivision thereof in which operations are being conducted, or any governmental demand or requisition, or of the action, judgment, or decree of any court of law, or floods, storms, lightning, earthquake, washouts, high water, fires, acts of God or public enemies, wars, blockades, epidemics, riots, insurrections, strikes, labor troubles, accidents, explosions, freezing of wells or facilities, bursting of pipes or vessels, breakdowns, repairs, modifications or installations of equipment, delays caused by Farmoutor's co-owners in Lease OCS 0166, any actual or attempted removal of Farmoutor as operator under the Operating Agreement, failures of manufacturers to deliver material or carriers to transport the same, or any similar cause, which forbids or prevents the performance of all or any part of such work or acts to be performed by Farmoutor under Section 7.2 of this Agreement, such performance of the Contract Operations shall be suspended for the period of continuance upon receipt of notice by the other party. It is, however, expressly agreed and understood that promptness of performance of the Contract Operations is of the essence of the Contract Operations and that reasonable efforts will be made to avoid delay or suspension of any work or acts to be performed under
                           Section 7.2 of this Agreement; provided, however, Farmoutor shall not be required to incur costs in excess of $50,000 per occasion or situation nor to settle any labor dispute against its best interests in order to restore the Contract Operations.

                  7.2.8. In the event that any facilities, equipment, piping or property in, on, upstream or downstream of the Farmout Area are wholly or partially destroyed or damaged or become obsolete so as to render same unfit for performance or continuance of the Contract Operations or are not replaced at the election of the Farmoutor, Farmoutor shall be under no obligation to incur costs or expenses in excess of $50,000 per occasion or situation to repair or replace same or to continue performance or continuance of the Contract Operations.

         7.3. Subject to Section 7.4, the terms for Processing shall include the following provisions:

                  7.3.1. Farmoutor agrees to provide Farmoutee with Processing capacity for Farmoutee's production from the Farmout Area to the extent that excess processing capacity exists above and beyond that needed by Farmoutor and/or its co-owners at the time of hook-up, providing that, prior to restricting Farmoutee's access to any excess processing capacity, the Parties agree to meet in good faith and attempt to determine if any mutually acceptable options are available (e.g., purchase or leasing of capacity or facilities, etc.) that would allow Farmoutee to continue to access all or a portion of Farmoutor's excess processing capacity.

                           In the event of curtailment of Processing is required below capacity made available to Farmoutee at the time of hook-up, curtailments of sales volumes shall be made ratably between the Parties upstream of the constraint(s) or limitation(s) from which such curtailment arises and such curtailment shall be based on the capabilities of wells which are upstream of the constraint(s) or limitation(s) from which such curtailment arises to the extent that same can be accomplished without adverse affect upon Farmoutor's co-owners. Such well capabilities shall be determined based upon equivalent barrels of production according to the most recent well tests. As used in this Agreement, six (6) MCF of natural gas shall be considered equivalent to one (1) barrel of oil or condensate when calculating equivalent barrels of production.

                  7.3.2. Said Processing capacity shall not be required to be provided to Farmoutee by Farmoutor in case of force majeure (including but not limited any delays caused by Farmoutor's co-owners in Lease OCS 0166 or any actual or attempted removal of Chevron as operator) or in any instance where facilities costs are necessary to provide and guarantee said capacity and said costs would exceed $50,000.00 per instance of installation, repair, upgrade or modification, or if it becomes uneconomic for Farmoutor to continue to provide said capacity.

                  7.3.3. Farmoutee may, at its own cost and expense to be recovered through Payout without penalty, add facilities to ensure sufficient throughput capacity for the Earned Areas and/or the Farmout Well if Farmoutor approves any such additions or modifications on or to its facilities, equipment or piping. Farmoutor shall not unreasonably withhold such approval.

                  7.3.4. Notwithstanding the terms and conditions of the Operating Agreement and its Accounting Procedure, Farmoutor shall bear all costs and expenses of the Processing except as expressly provided otherwise in this Section 7, and, as compensation for the Processing, Farmoutor shall charge to Farmoutee and Farmoutee shall pay to Farmoutor the Processing Fees applicable to Farmoutee's share of production volumes.

                  7.3.5. The Processing Fees are subject to annual adjustment effective April 1st each year beginning April 1, 2000. The adjustment shall be computed by multiplying the Processing Fees then currently in use by the percentage increase recommended by COPAS each year. The adjusted Processing Fees shall be the Processing Fees currently in use, plus or minus the computed adjustment. If any dispute arises over acceptance of any adjustment to the Processing Fees requested and if such dispute remains unresolved for one hundred twenty (120) days, Farmoutor shall thereafter have the right to suspend the Processing until Farmoutee pays the Processing Fees in use prior to such dispute plus at least 75% of the disputed adjustment, and the Parties shall diligently strive to resolve such dispute in good faith as soon as possible.

                  7.3.6. The Processing Fees do include Farmoutor's extra overhead for performing and accounting for the Processing; provided, however, that Farmoutor's basic overhead as operator under the Accounting Procedure attached to the Operating Agreement shall be an additional charge under the Operating Agreement.

                  7.3.7. The Processing Fees includes recovery of Farmoutor's existing investment in facilities, equipment and pipelines as of the Effective Date and no separate investment recovery charge shall be made against Farmoutee for same.

                  7.3.8. The Processing Fees do not include any costs and expenses of any and all Adverse Events arising out of the Processing and all such costs and expenses (including but not limited to awarded damages, fines, penalties, judgments and costs of defense) shall be charged to the well (or equally to each well) served by the specific Processing out of which such Adverse Event arose and all said costs and expenses so charged to said well or wells shall be paid and borne by the Parties in proportion to their operating interests, or participating interests if different, in said well or wells. Each Party shall be given prompt but reasonable notice under the circumstances of the occurrence of any and all Adverse Event potentially chargeable in whole or part to such Party and each such Party shall have the opportunity to promptly participate in the defense and the resolution of same. No settlement or compromise shall be entered into which causes any Party to assume or bear any obligation or make any payment without such Party's written consent.

                  7.3.9. The Processing Fees are based on Farmoutor's current practices and methods in place for processing its own production from the Farmout Area through its existing facilities in a manner similar to the Processing and on current conditions assuming normal cost escalations under normal market conditions, all as of the Effective Date. Given the foregoing, the Farmoutor, under certain demonstrable economic hardships, shall have the option to notify Farmoutee of the particulars (including but not limited to the nature of the hardship and an estimate of the associated costs, expenses and economic circumstances supporting such claim), and enter into good faith negotiations to amend this Agreement to provide for continued Processing and to compensate Farmoutor for additional costs and expenses; however, in no event shall Farmoutor be entitled to recover more than Farmoutee's pro rata share of same given the ownership of the production benefiting, or to benefit, therefrom. If the Parties are unable to agree upon and enter into such a mutually acceptable amendment, each Party shall have the right to terminate performance of the Processing, irrespective of any other provisions hereof, by and upon six (6) month's prior written notice to the other Party; provided, however, any and all obligations accrued prior to such termination shall remain in force and effect until performed, fulfilled and satisfied. Those certain circumstances are as follows:

                           7.3.9.1. Additional costs and expenses are, or would
                                    have to be, incurred in order to bring the Processing into compliance with, or to modify the Processing as necessary to be in compliance with, applicable laws, orders, permits, rules, regulations and governmental requirements. Farmoutor considers the facilities, equipment, processes and methods to be utilized to perform the Processing to be in compliance with applicable laws, orders, rules, regulations and requirements existing as of the Effective Date, but the Farmoutor does not represent or warrant the same because of the volume and complexity of such laws, orders, rules, regulations and governmental requirements taken together with the varying interpretations within government and industry.

                           7.3.9.2. Additional costs and expenses are, or would
                                    have to be, incurred if treating of oil, condensate or produced water becomes necessary in the future in order to deliver Farmoutee's production to Chevron Pipe Line Company or other regulated common carrier pipelines and facilities. The Parties acknowledge that treating of oil, condensate and produced water are not included in the Processing or the Processing Fees.

                           7.3.9.3. Additional costs and expenses are, or would
                                    have to be, incurred in the event of any unusual fluctuation in a market or a change in the regulations causes or results in a greater than normal escalation of prices for chemicals, materials, goods, services and/or labor.

                           7.3.9.4. Additional costs and expenses are, or would
                                    have to be, incurred because the production is of an unfit quality for performance of the Processing through existing pipelines, facilities and equipment.

                           7.3.9.5. Additional costs and expenses in excess of
                                    $50,000 per occasion or situation are, or would have to be, incurred in order to mitigate or eliminate circumstances, arising after initial commencement of the Processing for reasons other than those itemized hereinabove, which prevent or limit performance of the Processing without further modifications, additions, installations, repairs, restorations and/or replacements of facilities, equipment or piping by the Farmoutor costing in excess of $50,000 per occasion or situation.

                           7.3.9.6. It becomes uneconomic for the Farmoutor to
                                    continue to perform the Processing.

                  7.3.10. Notwithstanding anything contained herein or elsewhere in this Agreement, if Farmoutor is rendered unable to perform the Processing or Farmoutee is rendered unable to deliver its production to Farmoutor for Processing by reason of, due to or to the extent of any laws, orders, permits, rules, regulations and requirements promulgated by any commission or governmental agency of the United States or of the State of Louisiana or subdivision thereof in which operations are being conducted, or any governmental demand or requisition, or of the action, judgment, or decree of any court of law, or floods, storms, lightning, earthquake, washouts, high water, fires, acts of God or public enemies, wars, blockades, epidemics, riots, insurrections, strikes, labor troubles, accidents, explosions, freezing of wells or facilities, bursting of pipes or vessels, breakdowns, repairs, modifications or installations of equipment, delays caused by Farmoutor's co-owners in Lease OCS 0166, any actual or attempted removal of Chevron as operator, failures of manufacturers to deliver material or carriers to transport the same, or any similar cause, which forbids or prevents the performance of all or any part of such work or acts to be performed by any party or parties under Section
                           7.3 of this Agreement, such performance of the Processing or delivering of the Production to the Farmoutor for Processing shall be suspended for the period of continuance upon receipt of notice by the other party. It is, however, expressly agreed and understood that promptness of performance of the Processing is of the essence of the Processing and that reasonable efforts will be made to avoid delay or suspension of any work or acts to be performed under Section 7.3 of this Agreement; provided, however, neither Party shall be required to make any repairs, restorations, replacements, modifications, additions nor installations of facilities, equipment or piping costing in excess of $50,000 per occasion or situation nor to settle any labor dispute against its best interests in order to restore the Processing.

                  7.3.11. In the event that any facilities, equipment, piping or property in, on, upstream or downstream of the Farmout Area are wholly or partially destroyed or damaged or become obsolete so as to render same unfit for performance or continuance of the Processing or are not replaced at the election of the Farmoutor, no party or parties to this Agreement shall be under any obligation to incur cost in excess of $50,000 per occasion or situation to repair or replace same or to continue performance or continuance of the Processing.

                  7.3.12. Farmoutee shall bear in kind its direct and reasonably allocated operating rights interest, or participating interest if different, share of shrinkage, loss, fuel, including but not limited to compressor fuel, and emergency or temporary flare resulting from, consumed, released or lost by, during or in direct connection or association with the Processing. Farmoutee shall bear and pay Farmoutor for any such natural gas so used on Farmoutee's behalf in the event that Farmoutee's produced natural gas volumes are insufficient to bear same in kind.

                  7.3.13. Gas and liquid hydrocarbon production and produced water from the Earned Areas shall be commingled with other production at facilities existing in or adjacent to the Farmout Area for delivery to Chevron Pipe Line Company or other regulated common carrier pipelines and facilities for transportation to market and for further treating and handling.

                  7.3.14. Whether (a) paid and borne by Farmoutee (and/or its purchaser other than Farmoutor) or (b) paid by Farmoutor and billed to and paid by Farmoutee or deducted from Farmoutee's proceeds under Section 14 and 15 or otherwise, Farmoutee (rather than Farmoutor) shall bear any and all cost of transportation and any treating charges or other charges or penalties incurred against Farmoutee or Farmoutee's share of production downstream of delivery to Chevron Pipe Line Company or other regulated common carrier pipelines and facilities.

                  7.3.15. Farmoutee shall bear and be responsible for any increase in (or credited with any decrease to) Farmoutor's revenues caused by Farmoutee's share of production due to changes in the "per unit" price (inclusive of transportation costs) received by Farmoutor for its share of production as a result of the commingled processing and transportation of production from Farmout Wells and other production.

                  7.3.16. From time to time as necessary for prudent and efficient performance of the Processing, Farmoutor shall remove and dispose of sand, sediments and scale (hereafter "Sand") accumulating in the Farmoutor's equipment and piping as a result of performance of the Processing. Said removal and disposal shall be performed at the expense of the Parties hereto as allocated to the well (or equally to wells) served thereby since the date last cleaned out and in accordance with each Party's operating interest, or participating interest if different, in said well or wells. Notwithstanding the foregoing, removal and disposal of such Sand with non-exempt levels of naturally occurring radioactive material ("NORM") which requires removal, handling or disposal by methods more costly than removal, handling or disposal of Sand with exempt NORM levels shall be performed at the expense of the parties hereto as to the well (or equally to wells) served thereby since the date last cleaned out and in accordance with each Party's operating interest, or participating interest if different, from only said well or wells which produced Sand with such non-exempt o levels of NORM. For purposes of this subsection, the terms "non-exempt" and "exempt" shall be used as defined under the provisions of La. Rev. Stat. 33.XV:1404.

         7.4. Commencing four (4) years after the Effective Date, each Party shall have the right to terminate Contract Operations and the Processing by and upon six (6) month's prior written notice to the other Party; provided, however, that such matters shall thereafter be handled under the terms of this Agreement (less this Section 7) and the Operating Agreement, and further provided that any and all obligations accrued prior to such termination shall remain in force and effect until performed, fulfilled and satisfied.

8.       INFORMATION REQUIREMENTS

         8.1.     GEOLOGICAL AND WELL INFORMATIONAL REQUIREMENTS

                  Farmoutee shall comply with the requirements of Exhibit B, attached hereto and made a part hereof for all purposes, and shall furnish Farmoutor the materials therein specified for all wells drilled in the Farmout Area pursuant to this Agreement.

         8.2.     ACCESS

                  Each Party shall make a reasonable effort to allow the other Party access to review all pertinent geological, geophysical, drilling and completion data covering any well drilled, recompleted or worked over in the Farmout Area during or prior to the term of this Agreement to the extent either Party possesses same and has the right to allow the other Party access thereto; provided, however, that the Party Conducting Well Operations shall be responsible to verify the accuracy and completeness of all such pertinent geological, geophysical, drilling and completion data it receives from the other Party and that Farmoutee shall maintain the confidentiality thereof while not public information.

         8.3.     HAZARD AND SURVEYS

                  Farmoutor shall make a reasonable effort to allow Farmoutee access to review its pertinent surface and underwater hazard information during and until termination of this Agreement; provided, however, Farmoutee shall be responsible to verify the accuracy and completeness of all such pertinent surface and underwater hazard information and to determine the existence of and to avoid all surface and underwater hazards in conducting its operations.

9.        REPORTS AND STATEMENTS

          9.1.    NOTICE OF COMMENCEMENT

                  Prior to moving any drilling or other equipment for purposes of performing Well Operations on any well under this Agreement, Farmoutee shall give a 24-hour prior notice to:

                  Chevron U.S.A. Inc.
                  Attention: Mid-Shelf Profit Center
                  Bay Marchand Team Leader
                  935 Gravier Street
                  New Orleans, LA 70112

         9.2.     NOTICES AND REPORTS

                  9.2.1.   FARMOUTEE-PREPARED REPORTS

                           For each well drilled hereunder, Farmoutee will forward to Farmoutor, at the addresses listed below, the following reports:

                           9.2.1.1. EVIDENCE OF ROYALTY PAYMENT

                                    Copies of documentation of payment of
                                    royalties paid by Farmoutee for each month's or certain month's production upon written request from Farmoutor.

                           9.2.1.2. WELL & EQUIPMENT COSTS

                                    The final and total costs, including
                                    drilling, testing, and completion costs, and all costs associated with the equipping of each well.

                           9.2.1.3. REGULATORY REPORTS

                                    Copies of any and all reports filed by
                                    Farmoutee that are required by the
                                    regulatory body or bodies having
                                    jurisdiction.

                           9.2.1.4. REPORT ON WELL STATUS

                                    A monthly statement showing all wells in which Well Operations are being performed pursuant to the terms hereof, and the values and proceeds realized from the sale of production of said wells.

                           9.2.1.5. PAYOUT STATEMENTS

                                    A monthly statement showing a comparison of the revenues and expenses associated with activity in the Farmout Area, on a well-by-well basis.

                           9.2.1.6. MAILING ADDRESSES

                                    Such costs, copies, statements, reports and notices shall be mailed to Farmoutor at the following addresses:

                                    Chevron U.S.A. Inc.
                                    Attention: Mid-Shelf Profit Center
                                    Bay Marchand Team Leader
                                    935 Gravier Street
                                    New Orleans, LA 70112

                                    Chevron U.S.A. Inc.
                                    Comptroller's Department
                                    Attention: Joint Interest Accounting,
                                    Net Profits and Payouts Group
                                    Post Office Box J, Section 731
                                    Concord, CA 94524-2060

                  9.2.2.   FARMOUTOR-PREPARED REPORTS

                           For each well drilled hereunder, Farmoutor will forward to Farmoutee, at the addressed listed below, the following reports:

                           9.2.2.1. EVIDENCE OF ROYALTY PAYMENT

                                    Copies of documentation of payment of
                                    royalties paid by Farmoutor for each month's or certain month's production upon written request from Farmoutee.

                           9.2.2.2. REGULATORY REPORTS

                                    Copies of any and all reports required by the regulatory body or bodies having jurisdiction, including, but not limited to, copies of monthly producer's reports or operator's reports on wells producing oil and/or gas.

                           9.2.2.3. REPORT ON WELL STATUS

                                    A monthly statement showing all wells
                                    drilled or being drilled pursuant to the terms hereof, the status of all such wells and current production information for all producing wells.

                           9.2.2.4. MAILING ADDRESSES

                                    Such costs, copies, statements, reports and notices shall be mailed to Farmoutee at the following addresses:

                                    Hughes-Rawls, L.L.C.
                                    Attention: Mr. James H. Rawls
                                    Mtel Centre South, Suite 800
                                    200 South Lamar St.
                                    Jackson, MS 39201
                                    Fax No. (601) 353-4331

10.      CESSATION OR SHUT IN OF PRODUCTION

         10.1. If any Farmout Well subject to this Agreement should cease production or become uneconomic to either Party for any cause at any time or times after Farmoutee has earned operating rights interests pursuant to Section 5.1, Farmoutor shall notify Farmoutee within ten (10) working days of said cessation. If production should cease from all Farmout Well(s) in the Earned Areas for a period in excess of six (6) months or should the said well(s) become uneconomic to either Party, Farmoutee shall thereupon formally reassign all of its earned operating rights interests to Farmoutor, and all of Farmoutee's rights under this Agreement shall thereupon terminate, subject to final settlement of accounts and fulfillment of all accrued obligations.

         10.2. If Farmoutor's sole but good faith opinion of production from any individual Farmout Well is that it is or has become uneconomic to either Party and is or should be shut in, and if Farmoutee desires that the well be produced from its then present completion in the Earned Areas, Farmoutor and Farmoutee shall have the option to agree in writing to continue to produce the well from its then present completion in the Earned Areas under terms which Farmoutee thereupon and thereafter shall bear and participate in all of Farmoutor's operating rights interest and participating interest in the well, at and from that time subject to Farmoutor thereupon and thereafter having TWENTY-FIVE PERCENT OF ONE HUNDRED PERCENT (25% of 100%) of its operating rights interest and participating interest in the well, at that time, as a working interest in oil and gas (excluding water) production from its then present completion in the Earned Areas free of all costs and expenses (except lessor's royalties, additional tax royalties, severance taxes and production taxes) upstream of delivery to Chevron Pipeline Company or other regulated common carrier pipelines and facilities, but including the right to take Farmoutor's share of product in kind; provided, however, Farmoutor shall have the option to participate to the full extent of Farmoutor's operating rights interest and participating interest in any Subsequent Well Operation in the well.

11.      ROYALTIES AND MINIMUM ROYALTIES

         11.1. Except as otherwise hereinafter agreed, the Party(s) taking, marketing and receiving the resulting proceeds for production from each well pursuant to this Agreement shall pay all lessor's royalty payments, additional tax royalty payments, severance taxes and production taxes accruing pursuant to said production so taken and marketed after the effective date of this Agreement, and shall provide the other Party with the details of and documentation supporting each such payment upon written request from the other Party. Each Party must give its co-owners in each well produced pursuant to this Agreement written notice within fifteen (15) days of any royalty obligation date which will not be met, and the royalty paying Party(s) shall have the option (except in case of a dispute between the non-paying Parties and the royalty recipients) to remit such payment on behalf of the non-paying Party(s), which shall obligate the non-paying Party(s) to reimburse the paying Party(s) for said payment within thirty (30) days of a receipt from the paying Party(s) of an invoice requesting payment.

         11.2. Farmoutor shall make any minimum royalty payment which becomes due on the Farmout Lease. Farmoutor shall allocate and charge same equally to each well which produced from the Farmout Lease during the lease year for which said minimum royalty payment is due. Said charge to each such well shall be borne and paid by the operating rights interests owners of said well in proportion to their ownership of operating rights interests, or participating interests if different, in said well.

12.      CALL ON OIL

         12.1.    INITIAL EXERCISE
                  With respect to "crude oil" as hereinafter defined, Farmoutee shall give thirty (30) days' written notice to Farmoutor of Farmoutee's anticipated date of first production. Upon receipt of such notice Farmoutor shall have the option to purchase Farmoutee's share of the crude oil (the term "crude oil" as used herein shall include condensate and other liquid hydrocarbons) produced from or attributable to the Earned Areas for a period of three (3) years commencing the date of first production. Within ten (10) days of the anticipated date of first production, Farmoutor shall inform Farmoutee whether it will purchase Farmoutee's share of crude oil. Should Farmoutor elect not to purchase Farmoutee's share of crude oil hereunder, Farmoutor reserves the option, exercisable at the time of its election not to purchase for its own account, and exercisable in accordance with the terms of this Section 14, to designate, the person, firm, or corporation to which such crude oil shall be sold. Only after Farmoutee has so notified Farmoutor and Farmoutor has elected not to purchase such crude oil or to designate a purchaser therefor, can Farmoutee dispose of any crude oil produced from or attributable to the Earned Areas.

         12.2.    PRICING
                  With respect to crude oil, Farmoutor, or its designated purchaser, shall pay for Farmoutee's share of crude oil the posted price per barrel in the field or at the first pipeline terminal to which such production is transported, less the cost of transportation to such terminal and any treating charges or any other charges incurred against Farmoutee's share of production at such terminal or downstream of delivery to Chevron Pipe Line Company or other regulated common carrier pipelines and facilities for transportation to market and for further treating and handling. The posted price in the field or at the terminal shall mean the average of the three highest prices being paid in the area by crude oil purchasers for crude oil of like quantity and quality.

         12.3.    SUBSEQUENT EXERCISE OF CALL

                  12.3.1.  SUBSEQUENT PERIODS
                           Farmoutor or its designated purchaser shall also have the option to purchase Farmoutee's share of crude oil for successive additional periods of three (3) years each, the first of which shall commence at the end of the initial three-year period referred to in this
                           Section 14. Farmoutor shall inform Farmoutee at least three (3) months in advance of the commencement of any three-year period following the initial period whether Farmoutor, or a purchaser designated by Farmoutor, will purchase Farmoutor's proportionate share of Farmoutee's share of crude oil during such three-year period.

                  12.3.2.  PRICE FOR SUBSEQUENT PERIODS
                           The price provisions applicable under this Section 14 to the initial three-year period shall be applicable to subsequent three-year periods.

                  12.3.3.  NO ONE-TIME ELECTION
                           Farmoutor's election for any reason not to purchase Farmoutee's share of crude oil during any three-year period, or not to designate a purchaser for such share of crude oil during any three-year period, shall not affect Farmoutor's option to purchase or to designate a purchaser for subsequent three-year periods.

         12.4.    SEPARATE DISPOSITION IF NO CALL
                  During any three-year period in which Farmoutor or its designated purchaser is not purchasing Farmoutee's share of crude oil produced from the Earned Areas, Farmoutee shall be obligated to take in kind or separately dispose of its share of such crude oil and shall bear all costs and expenses of doing so. If and so long as Farmoutee fails to take in kind or separately dispose of its share of crude oil, Farmoutor may dispose of Farmoutee's share of crude oil at the best price obtainable (not to exceed the price Farmoutor receives for its own production from the Earned Areas) and at Farmoutee's sole risk, cost, and expense. Farmoutee shall be bound by delivery obligations incurred by Farmoutor for such purpose; however, any contract made by Farmoutor for the sale of Farmoutee's share of crude oil shall bear a term no longer than is commensurate with the minimum needs of the industry under the circumstances and in no event for a term exceeding one (1) year.

         12.5.    DISPOSITION OF FARMOUTOR'S SHARE
                  Farmoutor shall have the right to take in kind and separately dispose of its share of oil produced from or attributable to the Earned Areas.


                                     Page 4O

         12.6.    SEVERANCE TAXES
                  Farmoutee shall bear any severance taxes owing on its share of production.

         12.7.    SUBSIDIARIES AND AFFILIATES
                  This Section 12 shall include and apply separately to not only Farmoutor but also any one of its subsidiaries or affiliates.

13.      CALL ON GAS

         13.1.    EXERCISE
                  With respect to natural gas, Farmoutee shall notify Farmoutor in writing immediately upon the receipt from a responsible third party of a bona fide offer to purchase any natural gas owned by Farmoutee in the Earned Areas. Prior to Farmoutee's completing a sale of such natural gas to said third party, Farmoutor will have the option of purchasing Farmoutee's share of such natural gas, or of designating a purchaser for such sale of gas from Farmoutee, on overall terms and conditions as favorable as those set out in the offer from said third party, by notifying Farmoutee in writing within ten (10) days after receiving Farmoutee's notice of Farmoutor's desire to purchase such natural gas, or identifying the purchaser designated by Farmoutor. Failure by such Farmoutor to give such written notice to Farmoutee within the aforesaid ten (10) day period will be considered an election by such Farmoutor not to purchase and not to designate a purchaser for such gas. If, however, Farmoutor timely elects to purchase Farmoutee's share of such natural gas or to designate a purchaser therefor, Farmoutor or its designated purchaser will, as soon as possible thereafter, enter into a gas purchase contract with Farmoutee on terms and conditions as favorable as those set out in the offer from said third party. Farmoutee shall not be required to give Farmoutor notice if Farmoutee's natural gas is being sold on the spot market in a contract for a term of forty-five (45) days or less.

         13.2.    DISPOSITION IF NO CALL
                  If Farmoutor elects not to purchase Farmoutee's share of natural gas, and elects not to designate a purchaser therefor, Farmoutee may then enter into a gas purchase contract with said third party on terms and conditions no more favorable to said third party than those submitted by Farmoutee to Farmoutor. However, if Farmoutee does not execute a gas purchase contract with said third party within one hundred and twenty (120) days after Farmoutor's election not to purchase, Farmoutor's prior rights to purchase such natural gas from Farmoutee, or to designate a purchaser for such gas, will be reinstated.

         13.3.    FARMOUTOR'S OFFER TO PURCHASE
                  At any time prior to receiving written notice from Farmoutee that Farmoutee has received from a responsible third party a bona fide contract offer, Farmoutor or its designated purchaser may submit to Farmoutee in writing an offer to purchase Farmoutee's share of such natural gas. Within ten
                  (10) days after receipt of Farmoutor's or its designated purchaser's offer, Farmoutee may either accept Farmoutor's or its designated purchaser's offer to purchase, in which event Farmoutee and Farmoutor or its designated purchaser will enter into a gas purchase contract embodying the terms and conditions of said offer; or confer with Farmoutor or its designated purchaser in order to negotiate the terms and conditions of the purchase of such natural gas by Farmoutor or its designated purchaser. If such terms and conditions cannot be agreed upon within the aforesaid ten (10) day period, Farmoutee may thereafter dispose of its share of the natural gas after submitting to Farmoutor any bona fide offer from a responsible third party in accordance with this Section 13.

         13.4.    SUBSEQUENT ELECTIONS
                  Upon termination of the primary term of any gas purchase contract consummated under the applicable provisions of this
                  Section 13, Farmoutor's right to purchase Farmoutee's share of any remaining natural gas reserves within the dedicated zone and area of such gas purchase contract, or to designate a purchaser therefor, will


                                     Page 4l
                  be automatically reinstated and both the Farmoutee and the Farmoutor will be subject to the provisions of this Section 13.

         13.5.    DISPOSITION OF FARMOUTOR'S SHARE

                  Farmoutor shall have the right to take in kind and separately dispose of its share of gas produced from or attributable to the Earned Areas.

         13.6.    SEVERANCE TAXES

                  Farmoutee shall bear any severance taxes owing on its share of production.

         13.7.    SUBSIDIARIES AND AFFILIATES

                  This Section 13 shall include and apply separately to not only Farmoutor but also to any one of its subsidiaries or affiliates.

         13.8.    GAS PLANT PROCESSING

                  Farmoutor's interest in the property covered by this Agreement is subject to that certain Natural Gas Processing Agreement - Gulf of Mexico, effective September 1, 1996, between Farmoutor and Warren Petroleum Company (now called "Dynegy Midstream Services, Limited Partnership") (the "Chevron GPA"). Upon or immediately following any assignment to Farmoutee under this Agreement, Farmoutee shall enter into a separate Natural Gas Processing Agreement with Dynegy Midstream Services, Limited Partnership, covering the interest assigned to Farmoutee hereunder and containing terms and provisions that are otherwise identical to those in the Chevron GPA.

14.      PARTNERSHIP OR JOINT VENTURE

         Notwithstanding anything herein to the contrary, the transfer by Farmoutor of an interest in the Farmout Well and interests therein, as hereinabove provided, shall be considered as a contribution of leasehold interests by Farmoutor to the pool of capital for the development of the mineral interests by the Parties only, and the drilling of any well under the terms of this Agreement is not to be considered for the account of Farmoutor or as a partnership or a joint venture.

15.      TAX MATTERS

         As to all operations hereunder, the Parties elect not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, as permitted and authorized by
         Article 761 of said Code and the regulations promulgated thereunder, and similar provisions of applicable state laws. The tax partnership shall be governed by Exhibit C attached hereto and made a part hereof for all purposes.

16.      COMPLIANCE

         All operations performed by Farmoutee pursuant to this Agreement shall be conducted in accordance with all the terms, provisions, and conditions of the mineral lease covering the Farmout Area and in compliance with all applicable laws, rules, and regulations of state and federal governments, or any agency thereof. Without limiting the generality of the foregoing, Farmoutee shall comply with all provisions of Sections 202 (1) through (7), inclusive, of Executive Order 11246, as revised, and the other requirements set forth in Exhibit D, attached hereto and made a part hereof for all purposes.

17.      INSURANCE REQUIREMENTS

         17.1. Farmoutee shall maintain the following insurance and all insurance that may be required under the applicable laws, ordinances and regulation of any governmental authority having jurisdiction:

                  17.1.1. Worker's Compensation insurance in statutory limits as prescribed by applicable law, covering all liabilities owed for compensation and other benefits under the relevant worker's compensation laws of any state or of the federal government, and Coverage B Employer's Liability Insurance in the amount of $1,000,000.00, both the aforementioned statutory coverage and Coverage B containing endorsements naming Farmoutor as Alternate Employer, providing for voluntary compensation coverage and providing for occupational disease coverage. Should the work provided under this contract involve maritime activities, the use of maritime workers or vessels owned or not owned by the Farmoutee, then Farmoutee shall also obtain Maritime Coverage B for all of the above coverage's and including transportation, wages, maintenance and cure, covering liability under the Longshore and Harbor Worker's Compensation Act, the Jones Act, the Outer Continental Shelf Lands Act, the General Maritime Law, and specifically including coverage for claims of masters and members of crews of vessels and claims under 33 U.S.C.A. 905 (b) against any vessel. All policies will provide that claims "in rem" shall be treated as claims against the Farmoutee.

                  17.1.2. Comprehensive or Commercial General Liability (Bodily Injury and Property Damage) Insurance including the following supplementary coverages: (a) Contractual Liability to cover liability assumed under this Agreement; (b) Products hazards coverage for any and all products provided or furnished by or on behalf of Farmoutee during the course of services rendered by Farmoutee hereunder; (c) Completed operations hazard coverage, for any claims relating to defects or deficiencies in goods, products, materials or services used or rendered by Farmoutee in connection with its operations at the worksite; (d) Broad Form Property Damage Liability Insurance, and (e) Coverage for explosion, collapse and underground hazards, for work performed by Farmoutee involving equipment or materials of a volatile, incendiary or explosive nature or involving excavation, drilling or subsurface activity. The limit of liability for such insurance shall not be less than $1,000,000.00 combined single limit per occurrence. All policies will provide that claims "in rem" shall be treated as claims against the Farmoutee.

                  17.1.3. Automobile Bodily Injury and Property Damage Liability Insurance. Such insurance shall extend to owned, non-owned, and hired automobiles used in the performance of this Agreement. The limits of liability of such insurance shall not be less than $500,000.00 per person/$1,000,000.00 per occurrence for bodily injury and $300,000.00 per occurrence for Property Damage.

                  17.1.4. Hull and Machinery Insurance, including collision liability, on all vessels and barges owned or not owned, if any, used by Farmoutee in the performance of this Agreement with a limit equal to or greater than the fair market value of each vessel and barge.

                  17.1.5. Should the work provided under this contract involve Maritime activities, the use of maritime workers or vessels or work aboard vessels owned or not owned by the Farmoutee, Protection and Indemnity Insurance, [including but not limited to coverage for injuries to or death of masters, mates and crews of vessels used in the performance of this Agreement. For each vessel including barges used in the performance of this contract, whether owned by Farmoutee or a third party, liability insurance in the amount of $10,000,000.00 for pollution occurrences insuring the liability of Farmoutee and said third party arising under (i) the Oil Pollution Act of 1990 as it may be amended, (ii) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and reauthorized, and (iii) Third party bodily Injury and Cargo Liabilities. All policies required to be obtained by this Section 17.1.5 shall have deleted therefrom the phrase "as required by contract" and the phrase "as owners of the vessel named herein" and all similar phrases purporting to limit the underwriter liability to that of an owner. The limits of liability of such insurance shall not be less than $5,000,000.00 per occurrence. All policies will provide that claims "in rem" shall be treated as claims against the Farmoutee.

                  17.1.6. If work to be performed hereunder requires Farmoutee to furnish aircraft (including helicopters), Farmoutee shall maintain or require owners of such aircraft to maintain Aircraft Liability (bodily injury) including liability to passengers and Property Damage insurance with an overall combined single limit per occurrence of not less than $10,000,000.00.

                  17.1.7. Sudden and Accidental Pollution Liability Insurance and Control of Well Insurance. The separate limits for each such type insurance required by this Section
                           17.1.7 shall not be less than $25,000,000 per occurrence.

                  17.1.8. Umbrella Liability Insurance and/or Excess Liability Insurance in the amount of $25,000,000 per accident and in the aggregate.

         17.2. Except for the insurance required by Section 17.1.1, the policies providing the insurance called for in this Section
                  17 shall expressly include Farmoutor as an additional assured, and all policies provided for in this Section 17 shall contain an endorsement waiving underwriters' rights of subrogation against Farmoutor. The insurers shall acknowledge that Farmoutor has no liability for the payment of premiums for such insurance. Such inclusion of Farmoutor as an additional assured and such endorsements waiving underwriters' rights of subrogation against Farmoutor shall be of no avail whenever, and to the extent that, they are void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Agreement, there being no intent to circumvent any such statutory limitations or prohibitions. Farmoutor agrees to waive subrogation in favor of Farmoutee on all insurance or qualified insurance programs carried by Farmoutor and/or obtain such waiver from Farmoutor's insurance carrier if so required by such insurance contract. If such waiver is not obtained, Farmoutor shall indemnify Farmoutee for any claim by Farmoutor's insurance carrier arising out of subrogation.

         17.3. The insurance policies set forth in this Section 17 shall be endorsed to provide that the coverage afforded is primary irrespective of the existence of other applicable insurance.

         17.4. The insurance coverage provided for in this Section 17 shall be with insurance companies and on policy forms acceptable to Farmoutor. Farmoutee's obligation to obtain such insurance coverage is separate and distinct from the other obligations assumed by Farmoutee hereunder or under applicable law. By execution of this agreement Farmoutor represents that it has reviewed and accepted the insurance companies and policy forms of Farmoutee provided that the insurance coverages, policies and forms conform to the information disclosed to Farmoutor in a certificate of insurance which Farmoutee shall provide to Farmoutor prior to Farmoutor's execution of this Agreement.

         17.5. Prior to Farmoutor's execution of this Agreement and quarterly thereafter, Farmoutee shall furnish Farmoutor with documentary evidence showing that such insurance required by this
                  Section 17 is in effect and will not be canceled for any cause whatsoever or materially changed without thirty (30) days prior written notice to Farmoutor.

18.      INDEMNITY

         18.1. As to Farmoutee's operating rights interests and participating interests in costs, risks, liabilities and/or expenses pursuant to this Agreement and any other costs, risks, liabilities and/or expenses which Farmoutee has agreed to bear pursuant to this Agreement, Farmoutee agrees to protect, defend, indemnify, and hold harmless Farmoutor from any and all claims, losses, and expenses (including and without limitation all costs, demands, damages, suits, judgments, liabilities, fines, penalties, damages, attorneys' fees, costs of defense and all causes of action of whatsoever nature or character) incurred by operation of Section 2702 of the Oil Pollution Act of 1990 ("OPS" 33 U.S.C. Sections 2710 et seq.) or arising in favor of any entity or person, including without limitation, Farmoutee, its employees, agents, contractors, contractor's employees or otherwise, on account of illness, disease, bodily injury or death, property loss or damage, environmental damage or pollution in any way directly or indirectly arising out of or related to operations and/or activities contemplated and/or performed, including but not limited to acts or omissions, under this Agreement or any agreement entered into pursuant to this Agreement on or after the Effective Date, even though caused by the fault or strict liability of Farmoutor, its employees, but except to the extent caused by gross negligence or willful misconduct by Farmoutor or its employees. This indemnity extends to Farmoutor's parent and affiliated corporations, their directors, officers, employees, agents and contractors and their employees.

         18.2. As to Farmoutor's operating rights interests and participating interests in costs, risks, liabilities and/or expenses pursuant to this Agreement and any other costs, risks, liabilities and/or expenses which Farmoutor has agreed to bear pursuant to this Agreement, Farmoutor agrees to protect, defend, indemnify, and hold harmless Farmoutee from any and all claims, losses, and expenses (including and without limitation all costs, demands, damages, suits, judgments, liabilities, fines, penalties, damages, attorneys' fees, costs of defense and all causes of action of whatsoever nature or character) incurred by operation of Section 2702 of the Oil Pollution Act of 1990 ("OPS" 33 U.S.C. Sections 2710 et seq.) or arising in favor of any entity or person, including without limitation, Farmoutee, its employees, agents, contractors, contractor's employees or otherwise, on account of illness, disease, bodily injury or death, property loss or damage, environmental damage or pollution in any way directly or indirectly arising out of or related to operations and/or activities contemplated and/or performed, including but not limited to acts or omissions, under this Agreement or any agreement entered into pursuant to this Agreement on or after the Effective Date, even though caused by the fault or strict liability of Farmoutee or its employees, but except to the extent caused by gross negligence or willful misconduct by Farmoutee or its employees. This indemnity extends to Farmoutee's parent and affiliated corporations, their directors, officers, employees, agents and contractors and their employees.

         18.3. Except to the extent of gross negligence or willful misconduct on the part of a party to be indemnified ("Indemnitee"), the indemnities contained in this Agreement shall apply whether or not the respective party to be indemnified was or is claimed to be passively, concurrently, actively or solely negligent, and regardless of whether liability without fault, including but not limited to claims for strict liability, is imposed or sought to be imposed upon such party to be indemnified.

         18.4. Each party to be called in indemnity ("Indemnitor") under this Agreement, shall be given prompt but reasonable notice under the circumstances of any and all losses, claims, suits, controversies, liability or expenses potentially giving rise to a call in indemnity under this Agreement and each such Indemnitor shall have the opportunity to promptly participate in the defense and the resolution of same. No settlement or compromise shall be entered into which causes any Indemnitee to assume or bear any obligation or make any payment without such party's written consent.

         18.5. Notwithstanding any other provisions of this Agreement, neither Party to this Agreement shall be responsible to the other Party hereto, and each Party hereto hereby waives any right it holds or may hold in recourse, recovery or indemnification, for any indirect, punitive, special or consequential damages including, but not limited to those arising from subsurface damages to reservoirs or formations, loss of profits, loss of use, loss of hire, and the loss or deferral of production.

19.      PRIOR OBLIGATIONS MAINTAINED

         The termination of this Agreement, or the retransfer of interests held or earned by Farmoutee, in whole or in part, for any reason whatsoever, shall not relieve Farmoutee of any obligation theretofore incurred or which may subsequently occur as a result of its acceptance of this Agreement, any operations hereunder, or the noncompliance with any of the provisions of this Agreement. Farmoutee hereby undertakes and agrees to indemnify Farmoutor and to hold Farmoutor free and harmless from and against any obligation or liability incurred by Farmoutee pursuant to Section 18 of this Agreement, except if caused by the gross negligence or willful misconduct of Farmoutor.

20.      NO LIENS OR ENCUMBRANCES

         Each Party agrees to maintain the Farmout Well, the affected Farmout Area premises and all permanently installed equipment used in connection with its operations hereunder free of debts, charges, liens, or other encumbrances resulting from its operations under this Agreement.

21.      PAYMENT OF DEBTS AND CHARGES

         Farmoutee agrees to pay or satisfy all such debts and charges incurred in its operations hereunder within sixty (60) days after such become due and payable except to the extent said debts and charges are being disputed in good faith. Farmoutee must immediately notify Farmoutor of any such dispute.

22.      BREACH

         Any failure by the Parties to comply, or substantially comply, with any material obligation hereunder shall be considered an active and material breach of this Agreement, and in the event of any such failure by Farmoutee, Farmoutor shall notify Farmoutee in writing of such failure and, unless remedied within sixty (60) days, Farmoutor may terminate this Agreement in whole or in part by notifying Farmoutee in writing of such termination, without prior notice or demand being made upon Farmoutee and without the necessity of placing Farmoutee in default; provided, however, the failure by Farmoutor to exercise at any time or from time to time such right of termination shall not effect a waiver of any breach or of Farmoutor's right subsequently to terminate this Agreement. The termination of this Agreement shall not result in the loss by Farmoutee of any rights and interests earned by Farmoutee in the Farmout Area prior to the date of termination.

23.      OTHER RIGHTS AND REMEDIES RESERVED

         No provision contained herein providing for the termination of this Agreement or termination of the right to earn any interest or termination of any transfer of interest executed pursuant hereto shall be construed as precluding, nor shall it preclude, Farmoutor or Farmoutee from asserting its respective rights to specific performance, damages, or any other rights or remedies to which it may be entitled. In all instances herein where liquidated damages are provided for by a circumstance or set of facts, those liquidated damages as provided for shall be the only damages recoverable by the damaged party resulting from such set of circumstances including, without limitation, (i) failure to timely perform the Obligation Wells as provided for in
         Section 4.2 and (ii) failure to obtain Farmoutor's approval to abandon a Farmout Well as provided for in Section 4.9.

24.      NO WAIVER

         Failure by Farmoutor or Farmoutee to enforce any of the provisions of this Agreement shall not effect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.

25.      AUDIT RIGHTS

         Upon reasonable written notice to the other Party, during normal business hours, each Party may audit the accounts and records of the other Party related to operations conducted under the terms of this Agreement for any calendar year, within the twenty-four month (24) period following the end of such calendar year. Where there are two or more parties, the non-operating parties shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the party being audited. The party being audited shall not bear a portion of the non-operating parties' audit costs incurred. The audit of a party's accounts and records shall not be conducted more than once each year without, the prior approval of the party being audited and shall be made at the expense of the parties approving such audit. The lead audit company's audit report shall be issued within one hundred eighty (180) days after completion of the audit field work; provided, however, the one hundred eighty (180) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed exception. All exceptions shall be supported with sufficient documentation. Failure to issue the report within the prescribed time or to take specific written exception within the twenty-four (24) month period will preclude the parties from taking written exception to any accounting transaction within the time frame audited. The audited Party shall reply in writing to an audit report and any audit exceptions contained therein within one hundred eighty
         (180) days after receipt of such audit report.

26.      ASSIGNMENTS

         This Agreement, and the transfer or retransfer of an interest in and to the Farmout Area, the Earned Areas, if any, the Farmout Well or any other well which is drilled under the terms of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their heirs, successors, sublessees, and assigns; provided, however, Farmoutee may not transfer, assign, or sublease all or any proportion of its interest in this Agreement or in its interests earned in the Farmout Well or the Earned Areas without Farmoutor's prior written consent which shall not be unreasonably withheld. Farmoutor agrees to provide prior written notice of a transfer of its interest. Any transferee, assignee or sublessee of all or any proportion of Farmoutee's or Farmoutor's rights or interests which are subject to this Agreement shall agree in writing to be bound by all of the terms and provisions contained in this Agreement and shall assume all or such proportion of the duties and obligations of its transferor, assignor or sublessor as set forth in and arising from this Agreement, and any such transfer, assignment or sublease shall so provide; provided, however, no such transfer, assignment or sublease shall relieve Farmoutee of any of the obligations and duties assumed by Farmoutee under this Agreement or under the mineral lease covering the Farmout Area, and Farmoutor shall look solely to Farmoutee for the performance of all obligations and duties so assumed by Farmoutee.

27.      UNIFORM INTEREST AND PREFERENTIAL RIGHT

         27.1. Farmoutor and Farmoutee acknowledge the possibility that any party to the Operating Agreement may have (i) a right during a fifteen (15) day period after receipt of notice under Article
                  XII. of the Operating Agreement to elect to exercise a preferential right to take, and to exercise and take, the farmout under this Agreement as farmoutee(s) upon the same terms and conditions as set forth in this Agreement or (ii) some objection to the farmout contemplated by this Agreement.

         27.2. During the last week of July, 1998, a representative of Farmoutor informally questioned representatives of the other parties to the Operating Agreement about whether there were a preferential right applicable to or objections to the farmout contemplated by this Agreement. The representatives of said co-owners orally advised that their preference was to receive formal notice of the farmout contemplated by this Agreement for consideration.

         27.3. No later than five (5) days after execution of this Agreement, but preferably upon or prior to execution of this Agreement, Farmoutor will send notice letters to said co-owners providing the particulars of the farmout under this Agreement or a copy of this Agreement, referencing Section XII. of the Operating Agreement, and providing a fifteen (15) day period after receipt to provide return notice of any election to exercise a claimed preferential right to take the farmout under this Agreement as farmoutee(s) upon the same terms and conditions as set forth in this Agreement. Said notice letters shall be drafted by Farmoutor in a form mutually acceptable to the Parties. If, within said fifteen (15) day period, all of said co-owners sign preferential right waivers for the farmout under this Agreement and none of said co-owners object to the farmout under this Agreement, the Parties shall proceed with the farmout under this Agreement.

         27.4. If, within said fifteen (15) day period, one or more of said co-owners notify either Party of any objection to the farmout under this Agreement, the Party receiving any such objection(s) shall immediately notify the other Party in writing. If (i) any and all such objection(s) received within said fifteen (15) day period are resolved to the mutual satisfaction of the Parties and the objecting party(ies) within twenty (20) days of the receipt of the objection(s) and (ii) any and all failures to sign preferential right waivers for the farmout under this Agreement are resolved to the mutual satisfaction of the Parties within twenty (20) days after the end of said fifteen
                  (15) day period, the Parties shall proceed with the farmout pursuant to this Agreement. If (i) any and all such objection(s) received within said fifteen (15) day period are not resolved to the mutual satisfaction of the Parties and the objecting party(ies) within said twenty (20) day period or
                  (ii) any and all failures to sign preferential right waivers for the farmout under this Agreement are not resolved to the mutual satisfaction of the Parties within twenty (20) days after the end of said fifteen (15) day period, certain terms shall apply as follows:

                  27.4.1. Farmoutee shall turn over its operations, if any, of and assign any contracts for all Well Operations in progress to Farmoutor as soon as reasonably practical within five (5) days after said twenty (20) day period and Farmoutor shall thereupon take over and assume such operations.

                  27.4.2. Within forty-five (45) days after said twenty (20) day period, Farmoutee shall invoice Farmoutor for all of Farmoutee's cost of Well Operations under this Agreement as accounted for according to the Accounting Procedure attached to the Operating Agreement, Farmoutor shall pay same to Farmoutee within thirty (30) days of invoice receipt, and Farmoutor shall bear all of Farmoutee's cost, risk liability and expense arising directly or indirectly out of said Well Operations.

                  27.4.3. Farmoutee shall be deemed not to have earned any interests pursuant to this Agreement, each Party shall be released from further obligation to or claim by the other Party, and this Agreement shall thereupon terminate, subject to final settlement of accounts.

         27.5. If, within said fifteen (15) day period, one or more of said co-owners notify Farmoutor of an election to exercise a claimed preferential right to take the farmout under this Agreement as farmoutee(s) upon the same terms and conditions as set forth in this Agreement, Farmoutor shall immediately so notify Farmoutee in writing and certain terms shall apply between Farmoutor and Farmoutee as follows:

                  27.5.1. Such exercising party(ies) shall be allowed to and expected to takeover and proceed with the farmout contemplated by this Agreement as farmoutee(s) upon the same terms and conditions as set forth in this Agreement. Farmoutee shall turn over its operations, if any, of and assign any contracts for all Well Operations in progress to Farmoutor as soon as reasonably practical within five (5) days after Farmoutor's notice to Farmoutee of a preferential right election. Farmoutor shall thereupon take over any such operations by Farmoutee and Farmoutor shall turnover all such Well Operations (whether by Farmoutee or by Farmoutor on behalf of Farmoutee) to the exercising party(ies) as soon as reasonably practical within another five (5) days.

                  27.5.2. Within forty-five (45) days after receipt of Farmoutor's notice to Farmoutee of a preferential right election, Farmoutee shall invoice Farmoutor for all of Farmoutee's cost of Well Operations under this Agreement as accounted for according to the Accounting Procedure attached to the Operating Agreement. Farmoutor shall pay same to Farmoutee within thirty (30) days of invoice receipt, and Farmoutor shall bear all of Farmoutee's cost, risk liability and expense arising directly or indirectly out of said Well Operations in the event and to the extent that such are not paid and borne by the exercising party(ies). Farmoutor shall invoice the exercising party(ies) for same plus all of

                           Farmoutor's cost of Well Operations on behalf of Farmoutee under this Agreement as accounted for according to the Accounting Procedure attached to the Operating Agreement and such exercising o party(ies) shall be expected to pay same to Farmoutor within thirty (30) days of invoice receipt.

                  27.5.3. Farmoutee shall be deemed not to have earned any interests pursuant to this Agreement, each Party shall be released from further obligation to or claim by the other Party, and this Agreement shall thereupon terminate, subject to final settlement of accounts.

28.      APPOINTMENT OF AGENT

         If at any time the interest of Farmoutor or Farmoutee is divided among or is assigned to and owned by four or more co-owners or an entity in which equity ownership is held by four or more co-owners, any Party hereto may, at its discretion, require such co-owners to designate in writing a trustee, mandatary or agent with full authority and all rights necessary to settle, compromise, dismiss, or release on behalf of such co-owners any loss, expense, claim, damage, penalty, fine, lawsuit, or similar matter arising from operations hereunder, including full authority to act for all said co-owners as insureds under or with respect to any policy of insurance relevant to such matters.

29.      NOTICES

         All notices and demands provided for under this Agreement shall be in writing and shall be given by certified mail, return receipt requested, telecopy, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addressees:

                                   Chevron U.S.A. Inc.
                                   Attention: Land Manager
                                   935 Gravier Street
                                   New Orleans, LA 70112
                                   Fax No. (504) 592-7110

                                   Hughes-Rawis, L.L.C.
                                   Attention: Mr. James H. Rawls
                                   Mtel Centre South, Suite 800
                                   200 South Lamar St.
                                   Jackson, MS 39201
                                   Fax No. (601) 353-4331

         or to such other address as Farmoutor and Farmoutee designate in writing. All other communication may be by regular mail. All notices shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time delivered according to the return receipt if sent by certified mail, return receipt requested; when receipt acknowledged, if telecopied or sent by facsimile; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

30.      AMENDMENTS

         This Agreement shall not be modified or amended except by mutual agreement of the Parties in writing, and no action or failure to act on the part of either Party hereto shall be construed as a modification or amendment to, or a waiver of, any of the provisions of this Agreement;

31.      ENTIRE AGREEMENT

         This Agreement, in conjunction with that certain Confidentiality Agreement and AMI dated April 29, 1998, by and between Hughes-Rawls. L.L.C. and Chevron U.S.A. Inc. and that certain Letter Agreement dated August 25, 199$ between Hughes-Rawls, L.L.C., Energy Partners, LTD. and Chevron U.S.A. Inc. relating to Farmoutor's consent to Farmoutee's assignment to Energy Partners, Ltd. of an undivided thirty percent (30%) of all of Farmoutee's rights, actions and interest in and to this Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and supercedes all prior contracts or agreements with respect to the subject matter hereof whether oral or written.

32.      APPLICABLE LAW

         This Agreement is and shall remain subject to all valid and applicable federal, state and local laws, rules and regulations. Each party shall be entitled to rely on all laws, orders, permits, rules, regulations and requirements issued by any federal, state or local regulatory body as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction. This Agreement shall be interpreted according to the laws of the State of Louisiana and shall extend to and be binding upon the successors and assigns of the parties hereto.

33.      PLURALS

         Reference herein to the plural of a noun or pronoun shall, whenever appropriate, include the singular and vice versa.

34.      AUTHORITY

         Each Party represent and warrants that it has, holds or has obtained all the necessary approvals, power and authority from its respective corporate (or company, in the case of Farmoutee) board of directors, officers, executives and management (and its partners, in the case of Farmoutee) to execute, deliver and perform its obligations under this Agreement; and its execution, delivery and performance of this Agreement has been duly authorized by all the necessary action on its part; and this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditor's rights generally or by general principles of equity.

IN WITNESS WHEREOF, this Agreement is executed by each Party on the date of the acknowledgment of its signature below.



WITNESSES:                                          FARMOUTOR:

                                                    CHEVRON U.S.A. INC.

/s/ Witness
---------------------                               By: /s/ J. G. LARRE
                                                    -------------------------
---------------------
                                                    Title: Assistant Secretary
                                                          ----------------------

WITNESSES:                                          FARMOUTEE:

/s/ Witness                                         HUGHES-RAWLS, L.L.C.
---------------------
                                                    By: /s/ JAMES H. RAWLS
---------------------                                  -------------------------

                                                    Title: President
                                                           ---------------------

STATE OF LOUISIANA )
                   )
PARISH OF ORLEANS  )

         On this 25th day of August, 1998, before me appeared J.G. Larre, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of Chevron U.S.A. Inc., a Pennsylvania corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date herein above written.


                                             /s/ WITNESS
                                             -----------------------------
                                             Notary Public in and for
                                             State of Louisiana


My commission expires at death.



    STATE OF LOUISIANA )
                       )
    PARISH OF ORLEANS  )

         On this 25th day of August, 1998, before me appeared James H. Rawls, to me personally known, who, being by me duly sworn, did say that he is the President of Hughes-Rawls, L.L.C., a Delaware limited liability company, and that said instrument was signed on behalf of said company by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said company.

         IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date herein above written.


                                             /s/ WITNESS
                                             -----------------------------
                                             Notary Public in and for
                                             State of Louisiana


My commission expires at death.